SHOPPING CENTER: Stevens Creek Plaza
3785 Stevens Creek Blvd
Santa Clara, CA 95050

SHOPPING CENTER LEASE AGREEMENT

In consideration of the rents and covenants hereinafter set forth, Landlord hereby Leases to Tenant, and Tenant hereby rents from Landlord, the following described Leased Premises on the terms and conditions set forth in this Shopping Center Lease Agreement, hereinafter referred to as "Lease".

FUNDAMENTAL LEASE PROVISIONS

DATE OF LEASE: June 25, 2019

SHOPPING CENTER: The real property described on the plot plan attached hereto as Exhibit "A", located in the City of Santa Clara, County of Santa Clara, and State of California.

LEASED PREMISES: The area generally crosshatched on the plot plan attached hereto as Exhibit "B", containing the following approximate Leased Area 7,056 square feet, which Leased Area (if known as of the date of this Lease) is commonly designated as: 3785 Stevens Creek Blvd., Santa Clara, CA 95050
Street Address

LANDLORD: Stevens Creek Plaza, LLC

TENANT: KZS Kitchen Cabinet and Stone, Inc.

LEASE TERM: Five and a half (5½) lease years. Plus one (1) five (5) years option.

LEASE COMMENCEMENT DATE: August 1, 2019 **LEASE EXPIRATION DATE:** January 31, 2025

DATE OF POSSESSION: August 1, 2019 **RENT COMMENCEMENT DATE:** February 1, 2020

MINIMUM ANNUAL RENT: $254,016.00 **MINIMUM MONTHLY RENT:** $21,168.00

PERCENTAGE RENT: Zero percent (0%) per month of Tenant's gross sales.

CONSUMER PRICE INDEX - ALL URBAN CONSUMERS AREA: San Francisco/Oakland/San Jose

SECURITY DEPOSIT: Twenty-One Thousand One Hundred Sixty-Eight and 00/100 ($21,168.00)

USE: Tenant shall use the leased premises for a Kitchen and Bath Showroom only and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

TENANT'S TRADE NAME: KZS Kitchen Cabinet and Stone

ADDRESS FOR NOTICES

LANDLORD: Stevens Creek Plaza, LLC
c/o Gillmor & Associates
1201 Franklin Mall
Santa Clara, CA 95050
PHONE #: (408) 246-5020

TENANT: KZS Kitchen Cabinet and Stone, Inc.
Hongle Liang
3785 Stevens Creek Blvd.
Santa Clara, CA 9505
(415) 793-2098

GUARANTOR:

EXHIBITS: The following exhibits are attached and made part hereof:

EXHIBIT "A" - PLOT PLAN OF SHOPPING CENTER
EXHIBIT "B" - PLOT PLAN OF LEASED PREMISES
EXHIBIT "C" - CONSTRUCTION EXHIBIT
EXHIBIT "D" - SIGN CRITERIA
EXHIBIT "E" - CERTIFICATE OF TENANT
EXHIBIT "F" - RULES AND REGULATIONS

THE GENERAL PROVISIONS AND THE FOLLOWING ADDENDA(S) ARE ATTACHED HERETO AND MADE A PART HEREOF: Addendum 1, 2 & 3

The Fundamental Lease Provisions are an integral part of this lease, and each reference in this Lease to any of the Fundamental Lease Provision shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.

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SHOPPING CENTER LEASE INDEX

GENERAL PROVISIONS
SHOPPING CENTER LEASE AGREEMENT

Section 1. Leased Premises

Landlord hereby Leases to Tenant, and Tenant hereby Leases from Landlord, space within a building now or hereafter to be constructed in the shopping center ("Shopping Center") depicted in Exhibit "A" attached hereto, and made a part hereof, which premises (the "Leased Premises") consist of a Leased Area as set forth in the Fundamental Lease Provisions. The Location of the Leased Premises is crosshatched on the plot plan marked Exhibit "B", attached hereto and made a part hereof. It is understood and agreed that prior to the commencement of the term hereof, Landlord may change the location of the Leased Premises; provided however, any such relocation of the Leased Premises shall be subject to Tenant's approval. In the event Tenant does not approve said relocation, Tenant may cancel this Lease within ten (10) days of Landlord's notification to Tenant of such relocation by notice in writing to Landlord. In the event Tenant does not notify Landlord of its cancellation within ten (10) days, Tenant shall be deemed to have approved said relocation. In the event Tenant notifies Landlord of its cancellation of this Lease within ten (10) days in writing, then any security or prepaid rent paid by Tenant shall be refunded to Tenant, and neither party shall thereafter have any further obligation to each other respecting this Lease. Tenant further agrees that Landlord may, at any time, and from time to time, add additional property and improvements to the Shopping Center and that the tenants and uses for the building areas shown on Exhibit "A" (except for the Leased Premises) are subject to change at any time at Landlord's sole discretion. Tenant further acknowledges that Exhibit "A" hereto sets forth a proposed general Layout of the Shopping Center, and shall not be deemed a representation by Landlord that the Shopping Center shall be constructed as indicated thereon or that any tenants or occupants designated by name or nature of business thereon shall conduct business in the Shopping Center during the term of this Lease, and Landlord may in its sole discretion increase, decrease or change the size, shape, number, location, use and dimensions of the buildings, the premises therein, driving lanes, driveways, walkways, parking spaces and other improvements shown on Exhibit "A".

Section 2. Initial Construction

In the event Landlord is to perform construction with respect to the Leased Premises, the responsibility for the performance of such construction and payment therefor is set forth in Exhibit "C" hereto and made a part hereof. Tenant shall within any time limits which may be provided herein or in Exhibit "C" hereto complete any work or perform any other requirement provided to be performed by Tenant prior to the commencement of the term hereof and shall in no event cause a delay in the completion of any work. Failure of Tenant to so comply shall constitute a material default entitling Landlord to elect termination of this Lease and/or other remedies applicable to defaults under the provisions of this Lease or as otherwise permitted by Law, should such default not be cured after notice and failure of Tenant to cure such default, such notice to be furnished as provided under the provisions of that section of this Lease titled "Default".

Section 3. Term

A. The term of this Lease shall commence on the date that Landlord, or Landlord's agent so authorized in writing by Landlord, tenders possession of the Leased Premises herein to Tenant with construction, if any, as required of Landlord substantially complete, or notifies Tenant thereof in writing, which date shall be termed the Date of Possession. Tenant covenants to open the Leased Premises for business to the general public not later than ninety (90) days from the Date of Possession.

B. Within ten (10) days after the commencement of the term hereof, Tenant shall execute and deliver to Landlord a statement substantially in the form hereto attached, marked Exhibit "E", indicating thereon any exceptions thereto as may exist at that time.

C. Tenant's obligation to pay rent shall commence upon the Rent Commencement Date set forth in the Fundamental Lease Provisions.

D. The Length of the term of this Lease shall be for the number of Lease Years set forth in the space provided for "Lease Term" in the Fundamental Lease Provisions. In the event the term hereof has not commenced on or before three (3) years from the date hereof, this Lease shall automatically terminate. The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Rent Commencement Date, if the Rent Commencement Date shall occur on the first day of a calendar month. If not, then the first Lease Year shall commence upon the first day of the calendar month next following the Rent Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year.

Section 4. Rent

A. <u>Minimum Rent</u> Tenant shall pay to Landlord at the address of Landlord as set forth in the Fundamental Lease Provisions, or at such other place as may be designated by Landlord, without prior demand therefor, and without any deduction or offset whatsoever, and as initial Minimum Rent (subject to adjustment as set forth in Section 4.C hereof) the amount set forth and designated as Minimum Annual Rent in the Fundamental Lease Provisions, each calendar year, payable, in advance on the first day of each and every month of the lease term in twelve (12) equal installments in the amount as set forth in the Fundamental Lease Provisions as Minimum Monthly Rent (subject to adjustment as set forth in Section 4.C hereof). Notwithstanding the foregoing, if in three (3) or more months within any consecutive twelve (12) month period Tenant shall become more than ten (10) days delinquent in the payment of Minimum Rent and/or other monetary amounts due under this Lease, Minimum Annual Rent and other charges under this Lease shall thereafter be payable for the remaining term of this Lease quarterly in advance in four (4) equal installments commencing as the first day of the next calendar month after ten (10) day notice from Landlord electing to collect rents and impounds for taxes and expenses quarterly rather than monthly, with subsequent payments being due on the first day of each third month thereafter.

If the Rent Commencement Date shall occur upon a day other than the first day of a calendar month, then Tenant shall pay, upon the Rent Commencement Date, a pro rata portion of the Minimum Monthly Rent described in the foregoing paragraph prorated on a per diem basis with respect to the fractional calendar month preceding the commencement of the first Lease Year hereof.

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B. Percentage Rent. In addition to the Minimum Rent hereinabove set forth, Tenant shall pay to Landlord at the time and in the manner herein specified, as Percentage Rent hereunder, a sum equivalent to the amount, if any, by which that certain percentage of the gross sales (as defined in Section 5) set forth in the fundamental Lease Provisions in each month exceeds the Minimum Rent which is payable with respect to the same month.

Within ten (10) days after the end of each calendar month of the term hereof, commencing with the tenth day of the month following the Rent Commencement Date, and ending with the tenth day of the month next succeeding the Last month of the Lease Term, Tenant shall furnish to Landlord a statement in writing, certified by Tenant (and if Tenant is a corporation, by an officer of Tenant) to be correct, showing the total gross sales made in, upon or from the Leased Premises (together with deductions or offsets therefrom as permitted by Section 5.A hereof) during the preceding calendar month, and shall accompany each such statement with a payment to Landlord equal to the percentage set forth in the Fundamental Lease Provisions under "Percentage Rent" of the total monthly gross sales made in, upon or from the Leased Premises during each calendar month, less the Minimum Monthly Rent for such preceding calendar month, if previously paid. Further, when Tenant shall file with any government agency any sales and/or use tax return containing a report relating in whole or part to sales made from the Leased Premises a duplicate copy of such tax return shall be furnished to Landlord concurrent with that report of monthly sales next due from Tenant following the date of such filing.

C. Rent Adjustment. Upon the expiration of twelve (12) calendar months after the Rent Commencement Date, and upon the expiration of each twelve (12) calendar month period thereafter, the Minimum Annual Rent shall be increased effective as of the anniversary date of the Rent Commencement Date by (See Addendum 1 Rent Schedule).

D. Consumer Price Index (1) The "Index Month" for purposes of this Lease shall be that calendar month which is published at least three (3) months prior to the calendar month in which the Rent Commencement Date falls (i.e., if the Rent Commencement Date were October 14, the Index Month would be "July" or if the Rent Commencement Date were February 18, the Index Month would be "November"). Should an index not be published for the month which would be the Index Month based upon the foregoing method of determination, the Index Month shall be that month two (2) months prior to the month in which the Rent Commencement falls. The purpose of adopting an "Index Month" prior to the month the Rent Commencement Date is to permit time for publication of the index so that the amount of any adjustment to rental maybe calculated prior to the start of next year of the Lease Term;

(2) The annual adjustment in Minimum Annual Rent shall be based upon a comparison of the Consumer Price Index for the Index Month next preceding the commencement of the new twelve (12) month period as compared to such Consumer Price Index for the Index Month for the preceding year, with Minimum Annual Rent to be increased by the same percentage as the index for the Index Month next preceding the commencement of the new Lease Year exceeds the index applicable to such Index Month in the preceding year, provided if such increase exceeds five percent (5%), the increase in Minimum Annual Rent shall be limited to five percent (5%), and if the change between the Consumer Price Indexes is less than three percent (3%), the Minimum Annual Rent shall be an amount equal to three percent (3%) per annum over that Minimum Annual applicable to the prior year. Minimum Monthly Rent shall equal one-twelfth (1/12) of Minimum Annual Rent as adjusted; and

(3) As used in this section, the term "Consumer Price Index" means that Consumer Price Index (All Items) - All Urban Consumers based on 1982 - 84 as 100 for that area designated within Fundamental Lease Provisions, as published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982 - 84 base of the Consumer Price Index is hereafter changed, then the new base shall be converted to the 1982 - 84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index, then the successor or most nearly comparable index thereto shall be used.

E. Tax on Rentals Tenant shall further pay to Landlord, within five (5) days of billing therefore, any and all excise, privilege, rent in lieu of, ad valorem, and other tax(es) (herein "Tax") Levied or assessed by any governmental authority upon or measured by any rent or other sums payable by Tenant to, or on behalf, of Landlord, pursuant to the terms of this Lease or by virtue of the tenancy created by this Lease. Such Tax shall be paid by Tenant whether or not it comprises a portion of any real property tax or taxes or real property tax bills, and such Tax shall include, without limitation, any new tax of a nature not presently in effect but which may be hereafter levied, assessed or imposed upon the Landlord, or the Leased Premises, if such new tax shall be based on or arise out of the ownership, use or operation of the Leased Premises, or any portion thereof, or right thereto. Nothing contained herein shall be construed to require Tenant to pay any estate, gift, inheritance or net income tax of Landlord.

F. Late Charges Tenant hereby acknowledges that late payment by Tenant to Landlord of the Minimum Monthly Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Minimum Monthly Rent or any sum due from Tenant hereunder shall not be received by Landlord or Landlord's designee on or before the time set forth herein for the payment thereof, then said amount shall be deemed past due, and Tenant shall pay to Landlord a late charge equal to ten percent (10%) of amount delinquent, but not less than Fifty and 00/00 Dollars ($50.00). Further, should Tenant fail to furnish on or before due date any statement of gross sales or sales and/or use tax return required to be furnished to Landlord pursuant to subparagraph B of this Section 4, an additional late reporting fee of twenty-five and 00/00 Dollars ($25.00) shall be due, and if percentage rent should have been paid with such report, an amount equal to ten percent (10%) of delinquent percentage rent shall be due in addition to the Late reporting fee. Landlord, at its option, may deduct any such amount so unpaid, together with such Late charge, from any security deposit held by Landlord pursuant to the terms of Section 15 hereof, and, in such event, Tenant shall deposit forthwith a like amount as that so deducted with Landlord in accordance with the terms of Section 15 hereof.

G. Accord and Satisfaction No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

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H. Intent of Net Lease It is the intention of the Landlord and Tenant that the Minimum Rent, Percentage Rent and other sums and charges provided herein shall be absolutely net to Landlord, and Tenant shall pay all costs, charges, obligations, assessments and expenses of every kind and nature against, or relating to, the Leased Premises or the use, operation, management or occupancy thereof, which may arise or become due during the term hereof, and which, except for the execution and delivery of this Lease, would have been payable by Landlord. Nothing contained herein shall be construed to require Tenant to pay any interest or principal payments on, or expenses in connection with, any mortgage or other encumbrance placed by Landlord on the Leased Premises, or any part thereof.

Section 5. Gross Sales and Records

A. The term "Gross Sales" as used herein is hereby defined to mean the total amount of sales and other revenue from all businesses conducted on or from the Leased Premises, whether such businesses be conducted by Tenant or by any Licensees, concessionaires or subtenants of Tenant, and whether such sales be evidenced by cash, check, credit, credit card, charge account, exchange, or otherwise, without regard as to whether or not collection is made of the amounts for which credit is given, and shall include, but not be Limited to, the amounts received for the sale of food, beverages, goods, wares and merchandise, the amounts received for services performed on or at the Lease Premises, the amounts received for equipment and other rentals and the amounts of all fees and similar payments received for business conducted in, upon or from the Leased Premises, together with the amount of all orders taken or received at the Leased Premises, whether or not such orders be filled from the Leased Premises or elsewhere and whether such sales be made by means of merchandise or other vending devices in the Leased Premises. Each sale, charge or transaction shall be treated as a gross sale for the full price or charge in the month during which such sale, charge or transaction is made. If any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any person, firm or corporation other than Tenant, then there shall be included in Gross Sales, for the purpose of fixing the Percentage Rent payable hereunder, all the gross Sales of such departments or divisions, whether such sales be made at the Leased Premises or elsewhere, in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant itself. There shall be deducted from Gross Sales the sales price of merchandise returned by customers for exchange, provided that the sales price of the merchandise delivered to the customer in exchange shall have been included in Gross Sales. Gross Sales shall not include the amount of any sales, use or gross receipt tax imposed by any federal, state, municipal or governmental authority directly on sales collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by Tenant to such government authority. Further, Gross Sales shall not include sales of fixtures which are not a part of Tenant's stock in trade or any tax on a bulk sale of inventory in connection with a sale of the business located upon the Leased Premises. No franchise or capital stock tax and no income tax or similar tax based upon income or profits as such shall be deducted from Gross Sales in any event whatsoever. If the use permitted of the Leased Premises is that of a restaurant, the price of meals served to employees as a part of business operations shall not be included in Gross Sales.

B. Tenant shall keep in the Leased Premises true and complete records and accounts of all sales and business transacted. Landlord shall have the right, during normal business hours of Landlord, and from time to time, to audit all the books of account, bank statements, documents, records, sales tax reports, returns, papers and files of Tenant relating to Gross Sales and business transacted in, upon or from the Leased Premises, and, on request by Landlord, Tenant shall make all such matters available for examination at the Leased Premises. Tenant shall keep and preserve for at least three (3) years after the end of each Lease Year all sales slips, cash register tape readings, sales books, sales tax reports, and other evidence of Gross Sales and business transacted for such year.

If Landlord shall have an audit made for any Lease Year and the Gross Sales and business transacted shown by Tenant's statements for the months of such Lease Year should be found in total to be understated by more than two percent (2%), or, in the event that such audit is made as a result of Tenant's failure to prepare and deliver, within the time specified in this Lease, any of the statements of Gross Sales as required by the terms of this Lease, Tenant shall immediately pay to Landlord the cost of such audit otherwise, the cost of such audit shall be paid by Landlord. Landlord's right to have such audit made with respect to any Lease Year shall expire three (3) years after each Lease Year. The statement or statements so prepared pursuant to any audit shall be conclusive on Tenant.

Section 6. Real Property Taxes and Assessments

A. Re-leased Premises In addition to the rent and other sums due hereunder, Tenant shall pay and discharge, not later than ten (10) days subsequent to billing therefor and before any penalties or interest shall accrue thereon, all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Leased Premises, the land thereunder, the building and improvements within which the same are located and the appurtenances or use thereof, or upon any leasehold estate in the Leased Premises, or measured by the rent from the Leased Premises; or any tax previously included within the definition of a real property tax, or any replacement thereof, provided, however, that in the year in which the term hereof shall commence and in the year in which it shall expire such taxes, assessments, impositions and other charges shall be prorated between Landlord and Tenant. If the Leased Premises are not separately assessed, then the taxes, assessments and other charges shall be apportioned according to the leased area in the Leased Premises in relation to total floor area of all buildings, including, without limitation, the building within which the Leased Premises are located, excluding mezzanines, included in the specific land area encompassed by, or included within, the tax and/or assessment statement. Landlord shall have the right to collect and impound such taxes, assessments, impositions and charges and, in such event Tenant shall pay the same, on a monthly basis, in advance, for Tenant's account based upon Landlord's reasonable estimate of the amount thereof next due, and Tenant shall pay to Landlord such tax impounds upon the basis and at the time hereinbefore described for the payment of rent. If the foregoing method of impounds is elected by Landlord, at the end of each calendar year (or fiscal year elected by Landlord), the actual taxes, assessments and other charges shall be reported by Landlord to Tenant. If Tenant's share of the actual taxes, assessments and other charges for any such year exceeds the amount paid by Tenant to Landlord, Tenant shall promptly reimburse Landlord for the amount of excess; provided, however, if Tenant's share for any such year is less than said amount, Landlord shall promptly credit the difference to Tenant, without Liability for interest therefore. At the end of each such year the monthly payment to be made by Tenant shall be adjusted so that the monthly payments for the next year will be equal to an amount reasonably estimated by Landlord to be one-twelfth (1/12) of Tenant's annual share of such taxes, assessments and other charges, as aforesaid.

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B. Re Common Facilities Tenant shall further reimburse Landlord for Tenant's share of all taxes, assessments (general and special) and other impositions or charges which maybe taxed, charged, levied, assessed or imposed on all or any portion of, or in relation to, the Common Facilities (as defined in Section 8 of this Lease) or any parking spaces or parking lot thereon to the extent that such areas are separately assessed; provided, however, that in the year that this term shall commence and in the year in which it shall expire, Tenant's share of such taxes, assessments and other charges shall be prorated between Landlord and Tenant. As used in this paragraph, "Tenant's share" shall mean the fraction in which the numerator is the number of square feet in the Leased Premises and the denominator is the total square feet in all buildings, including, without limitation, the building within which the Leased Premises are Located, excluding mezzanines, leased or leasable, in the Shopping Center (excluding therefrom, however, any portion of the Shopping Center not owned or leased by Landlord unless the same is to be included, nevertheless, in the denominator of such fraction by virtue of any written instrument duly approved and executed by Landlord, or its predecessors in interest). Said share shall be determined as of the amount of leasable square feet ready for occupancy as of the Rent Commencement Date, and thereafter as of the assessment date for each tax year of the term hereof, as determined by Landlord. In the event the Common Facilities are not separately assessed from other areas of the Shopping Center, Landlord shall allocate such taxes, assessments and other charges between the land and improvements constituting the Common Facilities and all other land and improvements within the area so assessed. Tenant further agrees, upon request of Landlord, to pay Tenant's share of such taxes, assessments, impositions and other charges in installments by means of an impound system as more fully set forth in Section 6.A above.

C. Notwithstanding the foregoing, no allocation to Tenant shall be made of taxes against Landlord which are taxes upon income, franchise taxes, capital stock taxes, estate or inheritance taxes.

Section 7. Personal Property Taxes and Assessments

During the term hereof, Tenant shall cause all taxes, assessments and other charges Levied upon or against any fixtures or personal property situated in, on or about the Leased Premises to be levied and assessed separately from the Leased Premises and to be paid before the same becomes a lien upon said Leased Premises; provided, however, if for any reason any of such taxes, assessments or other charges shall not be so separately assessed, Tenant shall nevertheless pay the same as set forth herein or reimburse Landlord therefore, all within ten (10) days or receipt of billing thereof.

Section 8. Common Facilities and Operating Expenses

A. Landlord hereby grants to the customers, patrons, suppliers and employees of Tenant, during the term of this Lease, a nonexclusive license to use the designated parking areas in the shopping Center for the use of parking motor vehicles incident to, and in connection with, the conduct of Tenant's business on the Leased Premises subject to the rights reserved to Landlord as hereinafter contained. Landlord reserves the right at any time and from time to time to grant similar nonexclusive use to other tenants and invitees, to promulgate rules and regulations relating to the use of the Common Facilities including parking areas or any part thereof, including reasonable restrictions on parking by tenants and employees of tenants (together with the right to designate employee parking areas, or to require such tenants and employees of tenants to park outside of the Shopping Center), to designate specific spaces for the use of any tenant and the customers, patrons and suppliers thereof; to make changes in Common Facility layout from time to time, including, but not limited to, the right to establish kiosks for commercial use within the Common Facility area and the right to designate and Lease portions of the open area immediately adjacent to any structure thereon for patio restaurant or similar uses; to add additional property to the Common Facilities, to withdraw property from Common Facilities use to establish reasonable time limits upon customer parking, to close temporarily all or any portion of the parking area or Common Facilities; and to do and perform any other acts in and to said areas and improvements as Landlord determines to be advisable. Tenant agrees to abide by and conform with such rules and regulations; to cause its concessionaires, and its and their employees and agents, to so abide and conform; and to use its best efforts to cause its customers, invitees and licensees to so abide and conform. Tenant further agrees, on behalf of itself, its employees and agents, not to engage in the solicitation of business in any Common Facility or parking or other common area. Such solicitation so prohibited hereby shall include, without limitation, distribution of handbills or other advertising media to or in automobiles in the Common Facilities or parking area or other common areas, the use of pickets in such areas, the use of loudspeaker systems which are audible in such areas, and the displaying of any of Tenant's merchandise or the posting of any signs not expressly authorized hereunder in such areas. Delivery and commercial vehicles which serve the Leased Premises whether or not owned by Tenant, shall be parked outside of the Shopping Center except during periods of loading and unloading thereof.

B. Landlord shall, except as otherwise provided herein, operate the Common Facilities during the term hereof. Landlord reserves the right to appoint a substitute operator, including, but not limited to, any tenant in the Shopping Center, to carry out any or all of Landlord's rights and duties with respect to the Common Facilities as provided in this Lease. Landlord shall not be liable for any inconvenience or interruption of business or other consequences resulting from the making of repairs, replacements, improvements, alterations or additions, or from the doing of any other work, by or at the direction of Landlord, or Landlord's delegatee, to or upon any of such Common Facilities. "Common Facilities" shall mean all areas, space, equipment and special services now, or at any time hereafter, provided or designated by Landlord for parking and ingress and egress and/or roads, driveways, retaining walls, landscape areas, truck service ways, loading docks, pedestrian malls, courts, stairs, ramps, sidewalks and restrooms, and shall further include for cost allocation purposes only public rights-of-way, maintained by Landlord to enhance or serve the Shopping Center, if any, including sidewalks and landscape areas adjoining the Shopping Center as well as median dividers within roadways adjoining the Shopping Center.

C. Tenant shall pay to Landlord each month of the term hereof, in advance, as additional rent a sum equal to an amount estimated by Landlord, and of which Tenant has been given notice, to be one-twelfth (1/12) of Tenant's annual proportion of the Operating Expenses (as hereinafter defined) of the Common Facilities. At the end of each calendar year (or fiscal year elected by Landlord), the actual costs shall be reported by Landlord to Tenant. If Tenant's share of the actual costs for any such year exceeds the amount paid by Tenant to Landlord, Tenant shall promptly reimburse Landlord for the amount of excess; provided, however, if Tenant's share for any such year is less than said amount, Landlord shall promptly credit the difference to Tenant, without Liability for interest therefore. At the end of each such year, the monthly payment to be made by Tenant shall be adjusted so that the monthly payments for the next year will be equal to an amount reasonably estimated by Landlord to be one-twelfth (1/12) of Tenant's annual proportion of the Operating Expenses as aforesaid. Tenant's annual proportion of Operating Expenses of the Common Facilities shall be based upon the ratio of square feet of Leased area in the Leased Premises to the total rentable square feet of floor area (excluding

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mezzanines) of all buildings, including, without limitation, the buildings within which the Leased Premises are located in the Shopping Center. Said amount shall be determined by the amount of leasable square feet ready for occupancy as of the Rent Commencement Date and thereafter as of the first day of each calendar year of the term hereof, as determined by Landlord. Notwithstanding the foregoing, in such instances as a particular Operating Expense is without applicability to a portion of the rentable area within the Shopping Center, the rentable area of such portion shall not be utilized in allocating such particular expense. For example, if a market or restaurant tenant provides its own trash pickup, a statement for trash pickup relating to service to other locations would be allocable only to tenants served thereby and would not be allocated to the tenant not serviced. Tenant further agrees that in addition to the foregoing, and in the event Tenant requires, and Landlord provides lighting of the Common Facilities, or any portion thereof, beyond the normal or customary business hours of the Shopping Center, Tenant shall pay to Landlord, as further and additional rent, all costs incurred with respect thereto by Landlord, provided if two or more tenants require such extra lighting, costs of extra Lighting shall be allocated among tenants which require such lighting.

D. For the purpose of this section, the "Operating Expenses" shall mean the total costs and expenses incurred in operating, insuring, maintaining, repairing and necessary replacements of the Common Facilities, including, without limitation, property management fee (not to exceed 4% of the shopping centers' annual gross revenue), gardening and Landscaping, costs of public liability and property damage insurance, portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms, maintenance and repair service contracts, cleaning, sweeping, line painting, lighting, sanitary control, removal of snow, ice, trash, rubbish, garbage and other refuse, costs of any public address, loudspeaker or music system, depreciation of machinery and equipment used in such maintenance, reasonable reserves for anticipated expenditures, the cost of any capital improvements made to the Shopping Center after completion of its construction as an energy or labor-saving device or to affect other economies in the operation or maintenance of the Shopping Center, or made to the Shopping Center after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Shopping Center at the time that permits for the construction thereof were obtained, such costs to be amortized over a reasonable period, together with the interest on the unamortized balance at the rate of twelve percent (12%) per annum (or maximum rate permitted by law, whichever be less), the cost of personnel to implement such services, to direct parking and to police the Common Facilities, any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from, statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Leased Premises or the parking facilities servicing the Leased Premises, and in addition thereto, an administrative and overhead expense in an amount equal to fifteen percent (15%) of the foregoing costs.

E. Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions or expenses which relate to preparation of rental space for a tenant or expenses of initial development and construction, including, but not limited to, grading, paving, landscape, and decoration (as distinguished from repair and replacement of improvements previously located in the Shopping Center).

Section 9. Utilities

Tenant shall pay or cause to be paid, prior to delinquency, all charges for water, gas, sewer, electricity, light, heat, air conditioning, power, telephone or other service used, rendered or supplied in connection with the Leased Premises, together with any assessments or surcharges with respect thereto, and shall contract for the same in Tenant's own name, and shall protect Landlord and the Leased Premises from any such charges. Tenant's obligations hereunder shall commence as of the Date of Possession as referenced in Section 3 hereof. Tenant shall pay Landlord for any utilities or services furnished by Landlord in the event any such utilities are provided by Landlord by a common meter, and Tenant shall pay to Landlord, upon demand, Tenant's pro rata share of the cost thereof, which share shall be apportioned according to the number of square feet of floor area in the Leased Premises to the total floor area of the units or buildings which are so served by said common meter, and which are utilizing such utilities, except in such instances as a meter serves a business which uses a materially disproportionate amount of a utility service, Landlord may adjust the allocation in an equitable manner consistent with each tenant paying a portion reasonably consistent with such tenant's use.

Section 10. Repairs, Maintenance, Alterations and Removal Equipment

A. At all times, Tenant shall keep the Leased Premises and the interior of the building and improvements within which the same are located, the walkways adjacent to the Leased Premises and any loading platforms and service areas allocated for the use of Tenant, whether or not such use be exclusive, clean and free from rubbish, dirt, snow and ice. Tenant shall maintain in good order and condition and otherwise repair and replace as and when necessary all show windows, plate glass and show cases comprising a part of the Leased Premises. Unless and until Landlord shall have notified Tenant in writing of an election for Landlord to maintain the heating, ventilating and air-conditioning system, such maintenance shall be the responsibility of Tenant, and Tenant shall obtain and carry for the mutual benefit of Tenant and Landlord a service contract providing for regular (at least semiannually) servicing of such system. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Leased Premises to Landlord in the same condition as when received, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the interior of the Leased Premises or any part thereof except as otherwise provided within this Lease. Tenant shall not place any rubbish or other matter outside any building within the Shopping Center, except in such containers as are authorized from time to time by Landlord. Except as specifically provided in this Section 10, in Section 21 ("Fire and Casualty Damage") and in Section 22 ("Condemnation"), Landlord shall not be obligated to repair, replace, maintain or alter the Leased Premises, or the building or improvements within which the same are located, and Tenant waives all laws in contravention thereof. With regard to repairs, Tenant expressly waives any right pursuant to any law now existing, or which may be effective during the term hereof, to make repairs at Landlord's expense including, without limitation, should the Shopping Center be located in the State of California, the provisions of Sections 1941 and 1942 of the California Civil Code, and any provisions amendatory thereof or supplemental thereto.

B. Landlord shall repair, maintain, replace where necessary, the structural and exterior portions of the building containing the Leased Premises including roofing and covering materials, the plumbing, fire sprinkler system (if any), and electrical systems installed or furnished by Landlord, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs as additional rent. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is the obligation of Landlord unless such failure shall persist for any unreasonable time after written notice of the need of such repairs or maintenance is

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given to Landlord by Tenant. Except as provided in sections entitled "Fire and Casualty Damage" or "Condemnation", there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making in a reasonable manner any repairs, alterations or improvements in or to any portion of the Shopping Center or to the Leased Premises or in or to fixtures, appurtenances and equipment therein. Except as hereinafter provided, each expense item shall be allocated, together with management fees to Landlord equal to fifteen (15%) of the expense item, such expenses, together with management fee, to be payable as additional rent among tenants to which such expense item is applicable based upon that percentage which the square feet of Leased area in the Leased Premises is as to the total number of square feet of floor area (excluding mezzanines) of all buildings, including, without limitation, the building within which the Leased Premises are Located in the Shopping Center to which such particular cost item is applicable. In such instances as a particular item is without applicability to a portion of the rentable area within a building or within the Shopping Center, as the case may be, the rentable area of such portion shall not be utilized in allocating such particular expense.

C. Tenant shall not have the right to make any additions, alterations, changes or improvements to the Leased Premises unless Landlord has approved the same in advance and in writing, which approvals shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. No additions, alterations, changes or improvements shall be made which will weaken the structural strength, lessen the value of or change the architectural appearance or elevation of any building or other construction. All alterations, additions and improvements made or installed by Tenant to or upon the Leased Premises and the building within which the same are located, except signs, cases, counters or other removable trade fixtures, shall at once when made or installed be deemed to have attached to the freehold and to have become the property of Landlord. On completion of any work of alteration, addition or improvement by Tenant, or any subtenant, Tenant shall supply Landlord with "as built" drawings accurately reflecting all such work.

D. Landlord reserves the right, at any time and from time to time throughout the term of this Lease, to let or make agreement(s) or contract(s) and/or to otherwise arrange for, or perform, the maintenance, repair and operation (or any combination thereof) of: (a) the heating and ventilating system, electrical, plumbing, pipes, wiring, conduit, sprinkler system (if any), and air-conditioning apparatus of the building serving the Leased Premises, (b) the roof of the building serving the Leased Premises, (c) the exterior of the building within which the Leased Premises are located, including, without limitation, the painting thereof, and (d) the structural portions of the building within which the Leased Premises are located, or any of the foregoing or any combination thereof, in which such event, the cost of any such maintenance contract, together with management fee to Landlord equal to fifteen percent (15%) of said cost, shall be paid by tenants serviced as additional rent. Any portion of the foregoing to the contrary notwithstanding, in the event any such maintenance, repair or operation, as aforesaid, is attributable to the negligent act or omission of Tenant, or to any violation by Tenant of any provision of this Lease, Tenant shall pay to Landlord, as aforesaid, an amount equal to the cost of any such maintenance, repair or operation so attributable to the act or omission of Tenant, together with Management Fee to Landlord equal to fifteen percent (15%) of said cost, shall be paid by tenants serviced as additional rent.

Section 11. Signs, Fixtures, Restrictions Re Exterior Use

A. Basic sign criteria applicable to the Leased Premises are set forth within Exhibit D of this Lease.

B. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements to the building within which the Leased Premises are located, or install or cause to be installed or used any exterior signs, floor covering, exterior lighting, plumbing fixtures, shades or awnings, radio or television antennae, loudspeakers, sound amplifiers or similar devices, or make any changes to the storefront or exterior of the said building without first obtaining Landlord's written approval, which consent shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Tenant shall make no use of the roof.

C. Tenant will not place or suffer to be placed or maintained on any exterior door, roof, wall or window of the building within which the Leased Premises are located any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain or permit, or suffer to be placed or maintained, any decoration, lettering or advertising matter on the glass of any window or door of the said building within which the Leased Premises are located without first obtaining Landlord's written approval, which consent shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Shopping Center of which the Leased Premises are a part be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.

D. Tenant shall not place or suffer to be placed any merchandise, equipment or other items outside the building within which the Leased Premises are located. Landlord, without liability therefor, at Tenant's cost, may remove, without notice, any item placed, constructed or maintained, upon or outside of any roof, wall or window of the building within which the Leased Premises are located that does not comply with the provisions of this paragraph.

E. Tenant shall use due diligence to have exterior signs approved by Landlord and all governmental agencies and installed upon the demised premises not later than 60 days from Tenant's date of possession.

Section 12. Use of Leased Premises

A. Tenant shall use the Leased Premises only for the purpose or purposes expressly set forth in the Fundamental Lease Provisions and for no other purpose either as a primary or secondary business. The Leased Premises shall be used under the trade name set forth in the Fundamental Lease Provisions and no other.

B. Notwithstanding the fact that some businesses which conduct the same primary business set forth as Tenant's business in the Fundamental Lease provisions may provide products or services as hereinafter set forth, Tenant shall not handle, provide for public use, sell or rent from the Leased Premises any of the following products or services unless specifically authorized by the written provisions of the Fundamental Lease Provisions or an addendum to this Lease. Except as so specifically authorized, Tenant shall not handle, provide for public

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use, sell or rent the following: (1) alcoholic beverages, (2) arcade machines, (3) automatic bank teller machines(s), or other banking services, including, but not limited to, services customarily provided by banks and business such as credit unions, savings and loan associations, thrift and loan associations, check cashing services and currency exchangers, (4) automotive petroleum products, tires and accessories, (5) automotive repairs or car washing, (6) display of vehicles, trailers or boats, (7) educational use as a beauty school, barber college, reading room, classroom, place of instruction or other operation catering to students or trainees, (8) entertainment or recreational facility use as theater, dance hall, bowling alley, amusement arcade, skating rink, billiard room, health spa or studio, massage parlor, bar, tavern, gymnasium or other place of public amusement, (9) fresh or frozen fish for off-premises consumption, (10) fresh or frozen fruits and vegetables for off-premises consumption, (11) grocery store use, including, but not limited to, the display and providing of foods for sale of off-premises consumption, (12) guns, (13) fresh or frozen meats for off-premises consumption, (14) milk and other dairy products for off-premises consumption, (15) paints, paint thinners, and other related flammable items, (16) photocopy services, (17) photo finishing, processing or developing, (18) post office box rentals, (19) fresh or frozen poultry for off-premises consumption, (20) prescription drugs or any other item which by law must be dispensed by a licensed prescription pharmacist or the operation of any pharmacy business or other business which require a licensed pharmacist to be present, (21) printing services, (22) videotapes and disks, including, but not limited to, prerecorded movies, (23) warehouse services or (24) hairdressing and/or fingernail shop.

The omission from the forgoing list of any product or service shall not be interpreted as an authorization for Tenant to handle, provide for public use, sell or rent such product or service unless such product or service is customarily provided by businesses engaged in the business use authorized by the Fundamental Use Provisions.

C. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises and the building in which the same are situated and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises, whether related to the authorized business use or not, that will in any way increase the rate of fire insurance upon the Leased Premises or the building in which the Leased Premises are situated or on any other building in the Shopping Center. Tenant shall not perform any acts or carry on any practices that may injure adjoining buildings or be a nuisance or menace to other persons or businesses in the area or disturbed the quiet enjoyment of any persons. Tenant shall not conduct or, with knowledge, permit to be conducted any waste or public or private nuisance on the Leased Premises or any portion of the Shopping Center within which the same are located.

D. If Tenant violates any of the provisions of this section and such violation shall continue more than five (5) days after written notice from Landlord to cease, or thereafter such violation shall occur again, Landlord: (1) may cancel this Lease by giving (10) days' written notice to Tenant and/or (2) may pursue any other remedy available at Law or equity. Tenant acknowledges and agrees that it shall have no right of subdivision, separation, or partition of the Leased Premises, or any portion thereof, from the Shopping Center, or the building, within which the Leased Premises are located.

E. Any use of the Leased Premises permitted to Tenant, as set forth in the Fundamental Lease provisions, shall constitute a nonexclusive permission, subject to the terms of this Lease, to maintain such use within the Shopping Center, and Landlord reserves the right to permit identical or similar uses by other tenants of other space within the Shopping Center. Restrictions upon use contained within this Lease are for the benefit of Landlord, and there is no covenant, express or implied, by Landlord to include similar restrictions within other Leases which may be applicable to the Shopping Center. Landlord reserves the right to alter uses permitted for other tenants or occupants within the Shopping Center, and any such action by Landlord is separate and independent of any obligation to Tenant under this Lease. No right of Tenant under or pursuant to this Lease shall extend to, affect, or pertain to any real property (whether or not owned, leased, constructed, developed, managed or operated by Landlord, its successors and assigns, at any time whatsoever) outside of the boundaries of the Shopping Center, as depicted in Exhibit "A" hereto.

Section 13. Conduct of Business

During all usual business hours, and on all such days as comparable businesses of like nature in the area are open for business, and, in any event, during business hours of 9:00 a.m. to 5:00 p.m., Monday through Friday, holidays excepted, Tenant shall occupy, use and operate the entire Leased Premises for the purposes specified herein. This requirement shall not apply during times when the Leased Premises are untenable by reason of fire or other casualty; provided, however, Tenant shall continue operation of its business to the extent reasonably practicable from the standpoint of good business during any period of reconstruction or repair. In general, Tenant shall operate the business conducted by it on the Leased Premises in a manner calculated to produce the maximum profitable and practical volume of sales and transactions obtainable and to enhance the reputation and attractiveness of the Leased Premises.

Section 14. Assignment, Subletting and Encumbering

A. Tenant shall not sublet, assign or encumber its interest in this Lease, whether in whole or in part, or any interest therein, without first obtaining Landlord's written consent, which said consent shall not be unreasonably withheld. Landlord in making its determination as to whether consent shall be given to the proposed assignment or sublease may consider factors including but not limited to the experience, the financial qualification, strength and stability of such successor (notwithstanding the assignor remaining liable for Tenant's performance), suitability of use for the Shopping Center, legality of use, the need for alterations to the Leased Premises, the nature of occupancy and other commercial considerations. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of a poor reputation, lacking financial qualification, strength and stability, or a transfer involving a change in use of the Leased Premises, or a transfer involving major alterations of the Leased Premises. In the event Landlord's withholding of consent is found to be unreasonable by any court of competent jurisdiction, Tenant's sole remedy shall be to have the proposed assignment or subletting declared valid as if Landlord's consent had been given.

B. No consent to any assignment, encumbrance or sublease shall constitute a waiver of the provisions of this section as to any future assignment, encumbrance or sublease.

C. If Tenant shall sublet with the consent of Landlord the Leased Premises or any portion thereof, then any consideration paid by the sublessee for the portion of the Leased Premises being sublet that exceeds one hundred five percent (105%) of the Minimum Annual Rent provided by this Lease for such a portion of the

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Leased Premises being sublet shall be due, owing and payable from Tenant to Landlord when paid or owing under the sublease by the sublessee. For the purposes of this provision, the Minimum Annual Rent for each square foot of the Leased Premises shall be deemed equal. Furthermore, in the event of any such sublease Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Leased Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver appointed on Landlord's application may collect such rent and apply it toward Tenant's obligation under this Lease, except that, so long as Tenant is not delinquent in the payment of rents or other monetary obligations under this Lease, Tenant shall have the right to collect such rent.

D. Any assignment of the Lease by Tenant consented to by Landlord shall be subject to an increase in the Minimum Annual Rent to equal the then-Minimum Annual Rent plus an amount equal to the Percentage Rent the assigning Tenant was required to pay hereunder for sales, during the twelve (12) months immediately prior to such assignment. In the event Landlord consents to the subletting of the Leased Premises or an assignment of this Lease for another type of commercial use other than as set forth in the Fundamental Lease Provisions, then the Percentage Rent as stipulated in the Basic Lease Provisions shall be appropriately adjusted to reflect the percentage rent customarily paid by like commercial uses and enterprises in projects similar to the Shopping Center in the vicinity of the Shopping Center; provided, however, in no event shall the rate of Percentage Rent be less than that set forth in the Fundamental Lease Provisions.

E. Notwithstanding any such subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all rental and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Leased Premises. Each subtenant or assignee acquiring this Lease by acceptance of any sublease, assignment or transfer by operation of law shall assume, be bound by and be obligated to perform the terms and conditions of this sublessor or assignor under this Lease. This Lease shall not, nor shall any interest therein, be assignable as to Tenant's interest by operation of law, assignment for the benefit of creditors, voluntary or involuntary bankruptcy or reorganization, or otherwise, without the prior written consent of Landlord unless and except as specifically required by law.

F. If Tenant is a corporation and if at any time during the term of this Lease any part or all of the corporate shares of Tenant are to be transferred by sale, assignment, operation of Law or other disposition (except where shares are transferred on death by bequest or inheritance) so as to result in a change in the present effective voting control of Tenant by the person or persons owning a majority of said corporate shares on the date of this Lease, such proposed change shall be deemed an assignment of this Lease as to which consent of Landlord is required, which consent shall not be unreasonably withheld.

G. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests (except when such interests are transferred on death by bequest or inheritance) shall constitute an assignment as to which advance consent of Landlord is required, which consent will not be unreasonably withheld.

H. Any assignment or sublease in violation of this Lease shall, at the option of the Landlord, be void.

I. Tenant further agrees to reimburse Landlord for all reasonable expenses incurred with respect to review and consent to any such assignment or subletting, such expenses in no event to be less than Five Hundred and 00/00 Dollars ($500.00)

Section 15. Security Deposit

A. Tenant has deposited with Landlord as security deposit, and not as prepaid rent, the sum set forth in the Fundamental Lease Provision as "Security Deposit", which sum shall be retained by Landlord, without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants and conditions under this Lease by Tenant to be kept and performed, including, but not limited to, Tenant's payment of rents and other monetary amounts as such become due, repairs which are obligations of Tenant and the costs of recovery of possession upon any default by Tenant. The security deposit shall be returned to Tenant upon the expiration of this Lease, if Tenant is not then in default and confirmation by Landlord that the Leased Premises have been delivered to Landlord in the condition required by Section 24. In no event shall such security deposit be in lieu of, constitute or excuse Tenant from paying any portion of the Minimum Rent or other sums or charges to be paid by Tenant hereunder at any time during the term hereof. The taking of such security by Landlord shall in no way be a bar or defense to any action in unlawful detainer or for the recovery of the Leased Premises or for any other action which Landlord may at any time institute for the breach of any term, covenant or condition contained herein.

B. In the event of failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term of this Lease, or any renewals or extensions thereof, then Landlord at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate Landlord for any loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the demand of Landlord, forthwith remit to Landlord a sufficient amount of cash to restore said security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a default under this Lease.

C. In the event this Lease is executed prior to substantial completion of the Leased Premises and Landlord thereafter, but prior to the commencement of the term hereof, elects not to complete the same, Landlord shall have no liability for failure to do so provided that Landlord returns the security deposit to Tenant, in which event this Lease shall have no further force and effect.

D. It is further agreed that Landlord may, with notice to Tenant as required by law, deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Leased Premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit and this Lease.

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Section 16. Financing and Financial Statements

A. It is mutually understood and acknowledged that Landlord may, from time to time, finance the construction of, and/or improvements within, the Shopping Center, and that a mortgage company, or companies, must approve this Lease, and, in order to receive such approval, this Lease may have to be amended or modified. Provided that the term hereof shall not be altered nor Tenant's obligation to pay (1) rent or (2) its share of taxes, insurance, maintenance and Common Facilities proration charges be increased thereby, nor Tenant's use and enjoyment of the Leased Premises when not in default be impaired thereby, Tenant agrees that it shall consent to and execute any such amendment or modification of this Lease as may be requested and said mortgage company or companies within ten (10) days of Landlord's request therefor. In the event Tenant fails to consent to any such amendment or modification, Landlord, at its option, may cancel and terminate this Lease upon thirty (30) days' written notice to Tenant, without further liability to either party hereto.

B. Tenant has furnished to Landlord current financial statements for the purpose of inducing Landlord to enter into this Lease and Tenant represents to Landlord that such statements accurately reflect the financial condition of Tenant and that no material change in the financial condition of Tenant has occurred from and after the date for which such financial statements were prepared to date of this Lease.

C. Upon the request of a Lender, Prospective Lender or Prospective Buyer, Tenant shall furnish to Landlord within thirty (30) days of written request, financial statements to include a balance sheet and profit-and-loss statement certified by Tenant to be true and accurate, provided that if Tenant causes to be prepared statements by a certified public accountant, the statements so furnished shall be statements certified by said accountant. Tenant shall advise Landlord as to its tax year and any changes therein as may occur. Tenant further agrees not more often than once annually to upon fifteen (15) days' written notice confirm in writing the financial status of Tenant as not being subject to material change from the last financial statements furnished except as disclosed in such confirmation. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

Section 17. Leasehold Priority, Subordination and Attornment

A. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination and at the election of Landlord or any beneficiary under a deed of trust with a lien on the building containing the Leased Premises, this Lease shall be subject and subordinate at all times to the lien of any deed of trust which may now exist or hereafter be executed in any amount for which said building is security. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such deed of trust.

B. In the event that any deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant, at the option of the successor-in-interest to Landlord, shall, notwithstanding any prior subordination of this Lease, attorn to and become the Tenant of such successor-in-interest.

Section 18. Liens

A. Tenant agrees to keep all of the Leased Premises and every part thereof and all buildings and other improvements within which the same are located free and clear of and from any and all mechanic's, materialsmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the Leased Premises to or on the order of Tenant, and Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based within ten (10) days after learning of the existence thereof and Tenant shall save and hold Landlord and all of the Leased Premises and all buildings and improvements within which the same are contained free and harmless of and from any and all such liens and claims of liens and suits or other proceedings arising out of materials or services furnished to or on the order of Tenant. Tenant agrees to give Landlord written notice not less than (10) days in advance of the commencement of any construction, alteration, addition, improvement, installation or repair costing in excess of One Thousand and 00/00 Dollars ($1,000.00) in order that Landlord may post appropriate notices of Landlord's nonresponsibility, and, further, to secure, at Tenant's sole cost and expense, a bond indemnifying and releasing Landlord and the Leased Premises from the effect of all aforesaid liens, with corporate surety, and in form satisfactory to Landlord.

B. In the event Tenant shall lease or finance the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the space leased by Tenant. In no event shall the address of building be furnished on the statement without qualifying language as to applicability of lien only to removable personal property, located in an identified space held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Leased Premises, Tenant within thirty (30) days shall cause (i) copy of Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest and (ii) Tenant shall exercise its best efforts to cause its Lender to amend documents of record so as to clarify that the lien is not applicable to any interest of Landlord.

C. Tenant conveys and grants unto Landlord a lien, secured by all of said personal property and trade fixtures at any time in or upon the Leased Premises, not inconsistent with the foregoing provisions of this Section, and Tenant shall execute and deliver unto Landlord, upon request, such instruments and documents as are requested by Landlord, to secure unto Landlord, Landlord's security interest therein for the due performance by Tenant of its obligations under this Lease. Upon the expiration of the term hereof, and provided Tenant is not in default hereunder, Landlord shall, upon request, execute such release of said lien as may be requested by Tenant. In the event of any default hereunder, Landlord may, in addition to all other rights of Landlord hereunder, and at law or equity, proceed to foreclose upon such lien, and to otherwise levy upon the same.

D. Provided Tenant is not then delinquent in the payment of any amount payable to Landlord under this Lease and is not otherwise in default of the terms of this Lease, Landlord shall promptly upon written request from tenant execute and deliver documents required to provide to a bona fide supplier, Lessor or Lender, in connection with the installation in the Leased Premises of tenant's personal property or Tenant's trade fixtures, a

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subordination by Landlord to the lien of such supplier, Lessor or Lender of any rights Landlord may hold or acquire with respect to that property, if the said supplier, Lessor or Lender agrees in writing that, for so long as it possesses any interest therein or claim thereto, it will remove that property from the Leased Premises within fifteen (15) days of the expiration, or earlier termination, of the term of this Lease upon written notice from Landlord, and that in any such event, it will make, forthwith, all repairs and restoration to the Leased Premises that are necessitated by removal of such fixtures and property.

Section 19. No Partnership

Notwithstanding any other express or implied provision of this Lease, Landlord shall not, in any way or for any purpose, become or be deemed to be a partner of Tenant, in its business or otherwise, or a joint venture, or a member of any joint enterprise with Tenant.

Section 20. Insurance, Hold Harmless and Waiver of Subrogation

A. Property Insurance (Landlord). During the term of this Lease, Landlord shall keep the buildings and improvements, within which the Leased Premises are located insured against loss or damage by fire, with extended coverage, vandalism, malicious mischief and all-risk endorsement or their equivalents, together with such other insurance coverage as Landlord may reasonably deem appropriate which may include flood and/or earthquake coverage's in such insurance companies as Landlord shall select and in amounts selected by Landlord which are reasonable to the circumstances with loss payable thereunder to Landlord and to any authorized encumbrancer of Landlord (with standard mortgagee loss payable clause) in accordance with their respective interests. Landlord may, at its option, maintain rent insurance for the benefit of Landlord equal to at least one year's rent hereunder. If this lease is terminated as a result of damage by fire or casualty as set forth in Section 21 hereof, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord. Tenant shall reimburse Landlord, within fifteen (15) days of date of billing therefor, for Tenant's share of the insurance carried hereunder. "Tenant's share" shall mean the fraction in which the numerator is the number of square feet of floor area in the Leased Premises and the denominator is the total square feet of floor area, excluding mezzanines, in all buildings, whether leased or leasable, which are evidenced by, or included within, the coverage for the premium amounts allocated for the policy or policies of insurance referenced herein, which include the Leased Premises. Tenant shall further pay to Landlord the entire amount of the increase, if any, in insurance rates, which is caused in whole or in part by Tenant's acts, omissions, occupancy or use of the Leased Premises for the authorized business use or otherwise. Landlord shall have the right to collect and impound the estimated amount of Tenant's share of the insurance maintained pursuant hereto and, in such event, Tenant shall pay the same on a monthly basis, in advance, for Tenant's account based upon Landlord's reasonable estimate of the monthly amount of Tenant's share thereof and Tenant shall pay to Landlord such impounds upon the basis and at the times hereinbefore described for the payment of rent. Landlord shall not be required to separate amounts so impounded from impounds of its other tenants in the Shopping Center, nor shall Landlord be required to pay any interest on such impounds. If the foregoing method of impounds is elected by Landlord, at the end of each calendar year (or fiscal year elected by Landlord) the actual costs shall be reported by Landlord to Tenant. If Tenant's share of the actual costs for any such year exceeds the amount paid by Tenant to Landlord, Tenant shall promptly reimburse Landlord for the amount of excess; provided however, if Tenant's share for any such year is less than said amount, Landlord shall promptly refund the difference to Tenant, without liability for interest therefor. At the end of each such year, the monthly payment to be made by Tenant shall be adjusted so that the monthly payments for the next year will be equal to an amount reasonably estimated by Landlord to be one-twelfth (1/12) of Tenant's annual share of such insurance, as aforesaid.

B. Property Insurance (Tenant). Tenant shall procure and maintain at all times during the term hereof, at its sole cost and expense, fire, extended coverage, vandalism, malicious mischief and all-risk endorsement of their equivalents (excluding earthquake and flood insurance) for full replacement value covering improvements within the demised premises, and its fixtures, equipment, inventory and other personal property located on the premises, together with such additional coverage's as Tenant may elect. To the extent Tenant shall fail to obtain insurance protection, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements from casualties of any nature and the risk of loss of business records and business interruption caused by any casualty, and Landlord, its officers, employees, agents and representatives shall not be liable to Tenant for damages to the extent that had said Tenant carried appropriate insurance coverage with waiver or subrogation in favor of Landlord, its officers, employees, agents and representatives, Landlord and said officers, employees, agents and representatives would have been without liability and such loss would have been subject to settlement by the insurance carrier.

C. Liability and Workers' Compensation Insurance (Tenant). Tenant shall, at its cost and expense, at all times during the term of this Lease, maintain and carry bodily injury and property damage liability insurance naming the Landlord, its agents, employees, officers and others, if any, as designated by Landlord as having an insurable interest in the Leased Premises, as additional insureds, such policy to be in an amount not less than one million dollars and 00/00 ($1,000,000.00) combined single limit. The insurance coverage shall include personal injury (including death), products/operations, contractual liability and host liquor liability coverage's. Said insurance maintained by Tenant shall be considered primary and noncontributory with any insurance maintained by Landlord. In the event the terms of this Lease shall permit the sale of alcoholic beverages from or on the Leased Premises, such insurance as carried by Tenant hereunder shall include Liquor Liability insurance applicable to liabilities arising from liquor sales. The limits of all such insurance carried by Tenant hereunder shall be increased, at Landlord's option, not more frequently than once each three years, insurance policy limits to be raised to conform with requirements of Landlord's Lender and/or to bring coverage limits to level then being required of new tenants of space within the Shopping Center. Tenant shall also maintain Workers' Compensation insurance as required by state law. In the event Tenant fails at any time during the term of this Lease to obtain insurance required to be carried by Tenant hereunder or to provide to Landlord such evidence thereof, Landlord may, but shall not be required, in addition to all other rights and remedies of Landlord hereof, procure such insurance, in which event Tenant shall pay to Landlord, upon demand, the cost and expense thereof.

D. Liability Insurance (Common Facilities). Landlord shall carry public liability insurance with limits as elected by Landlord, provided in any event coverage shall be not less than One Million Dollars and 00/00 ($1,000,000.00) per occurrence for bodily injury (including death) and property damage with respect to the Shopping Center wherein the Leased Premises are located. The cost of such insurance will be allocated as an Operating Expense of the Common Facilities.

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E. Notice. Each insurance policy shall contain a clause that it cannot be canceled or reduced in coverage without thirty (30) days' prior written notice to Landlord and to any mortgagees or trust deed holder of whom the insurer has been notified in writing.

F. Qualification of Insurance Companies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of "A" as set forth in the most current issue of "Best's Insurance Guide".

G. Certificates. The Tenant shall deliver to the Landlord certificates of insurance evidencing the existence of such insurance prior to commencing occupancy of premises. Tenant shall also furnish Landlord evidence of renewal coverage ten (10) days prior to expiration date of existing policies.

H. Hold Harmless and Waiver of Claims. To the fullest extent permitted by law, Tenant agrees that neither Landlord nor its agents, servants or employees shall at any time or to any extent whatsoever be liable, responsible or in anywise accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using or occupying or visiting the Leased Premises or be in, on or about the same, or the sidewalks or land adjacent thereto or who may be inured as a result of any act, omission or negligence whether arising from the sale of alcoholic beverages, or otherwise, whether or not such loss, injury, death or damage shall be caused by or in any manner resulting from or arise out of any act, omission or negligence of Tenant or of any occupant, subtenant, agent, assignee, employee, visitor, invitee or user of any portion of the Leased Premises, or from the use or occupancy of the Leased Premises, or arising from any breach or default of Tenant hereunder, and Tenant shall and herewith does forever indemnify, defend, hold and save Landlord, its agents, servants and employees free and harmless of, from and against any and all claims, liability, loss, cost, expense or damage whatsoever, including, but not by way of limitation, attorneys' fees, on account of any loss, injury, death or damage occurring on, in or about the Leased Premises, or arising from the use of occupancy of the Leased Premises or the violation of any law, rule ordinance or regulation thereon.

I. Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any property insurance policy which either may have in force at the time of such loss or damage, such waivers to continue as long as their respective insurers so permit. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. In furtherance of the foregoing, Tenant agrees that in the event of a sale of the Leased Premises by Landlord, the hereinabove waiver of subrogation shall continue in favor of the original Landlord hereunder, its officers, employees, agents and representatives, and likewise as to any subsequent Landlord, its officers, employees, agents and representatives, as well as be in favor of any such purchaser and its officers, employees, agents and representatives.

Section 21. Fire and Casualty Damage

A. If the Leased Premises shall be damaged by fire or casualty but are not thereby rendered untenable in whole or in part, Landlord shall have the option to cause such damage to be repaired from the insurance proceeds paid pursuant to such damage and the rent shall not be abated. If by reason of such occurrence or occurrences the Leased Premises shall be rendered untenable either in whole or in part, Landlord likewise shall have the option to cause the damage to be repaired, in which case the Minimum Rent provided hereunder shall be abated proportionately as to the portion of the Leased Premises rendered untenable; provided, however there shall be no such abatement to the extent that Landlord is paid the proceeds of the rent insurance maintained pursuant to the terms of Section 20.A hereof. Landlord may, however, in any of the above events and at its election, terminate this Lease by giving Tenant written notice of Landlord's election within sixty (60) days following the date of the occurrence, and in such event the Lease shall terminate on the date of such notice and rent shall be prorated as of the date of such notice. In no event shall Landlord be liable to make repairs costing in excess of the insurance proceeds paid to Landlord as a result of the damage or destruction and the deductible amount of the applicable insurance policy.

B. Without regard as to whether or not the Leased Premises remain tenantable, if buildings within the Shopping Center are damaged or destroyed to the extent in excess of fifty percent (50%) or more of insurable value of total of all buildings within the Shopping Center, Landlord may elect to terminate this Lease. If the Leased Premises were damaged so as to be rendered untenable or if the building wherein the Leased Premises suffered material damage, such termination shall be effective as of the date Leased Premises became untenable or thirty (30) days after notice, whichever first occurs. If the Leased Premises remain tenantable and accessible in a reasonable manner and are located in a building which did not suffer material damage, the date of termination of this Lease, if Landlord elects termination, shall be upon a date selected by Tenant, which date shall be date when Tenant has vacated the Leased Premises, which date shall in any event be not later than one hundred twenty (120) days after notice from Landlord of Landlord's election to terminate this Lease.

C. Notwithstanding anything to the contrary contained in this section, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty covered under this section occurs during the last twelve (12) months of the term of this Lease. Should Landlord in such a case elect not to repair, Tenant shall have the right to cancel the Lease and be released from rent and other obligations under the Lease for period from date of destruction forward.

Section 22. Condemnation

A. General. If title to all or any portion of the Leased Premises be taken by a public or quasi-public authority under any statute or by right of eminent domain or by private purchase in lieu thereof, then the rights of the parties to share in the condemnation award or purchase price thereby resulting shall be governed hereby.

B. Total or Material Taking. Should all or any portion of the Leased Premises be taken in such a manner as to materially interfere with Tenant's use and occupancy thereof, then either party, by giving written notice to the other party within thirty (30) days after such taking, may terminate this Lease as of the date of such notice, or should any tenant or occupant occupying more than 10,000 square feet of building area in the Shopping Center cancel its Lease or abandon its premises by reason of any such taking or damage, or should more than fifty percent (50%) of the area of land depicted in Exhibit "A" hereto be so taken, or should more than twenty percent (20%) of the Leased Premises be so taken, then Landlord, by giving written notice to Tenant

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within sixty (60) days after such taking, may terminate this Lease as of the date of such notice. In the event of any such taking, Landlord shall be entitled to any and all awards and payments except Tenant shall be entitled to that portion of any award specifically allocated to the taking of Tenant's fixtures, personal property and expense of relocation. None of the awards or payments to Landlord shall be subject to any diminution or apportionment on behalf of Tenant or otherwise.

C. Partial Taking. In the event of a partial taking of the Leased Premises, and the Lease is not canceled, then this Lease as to the part so taken only shall terminate as of the date that possession of such part of the Leased Premises be so taken, and the Minimum Rent herein provided for shall be reduced in the proportion that the square footage of the ground floor of building area of the Leased Premises so taken bears to the total building floor area of the Leased Premises existing before such taking. Landlord shall diligently replace or repair the building within which the Leased Premises are located but at a cost to Landlord not to exceed the condemnation award received by Landlord for such repairs. In the event of such partial taking, Landlord shall be entitled to any and all awards and payments except Tenant shall be entitled to that portion of any award specifically allocated to the taking of Tenant's fixtures, personal property and expense of relocation. None of the awards or payments to Landlord shall be subject to any diminution or apportionment on behalf of Tenant or otherwise.

Section 23. Defaults and Remedies

A. The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

1. The abandonment or vacation of the Leased Premises by Tenant;

2. The failure by Tenant to make any payment of Rent, or any other monetary sum due hereunder, as and when due.

3. The failure by Tenant to observe or perform any other obligation to be performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant, provided that if the nature of Tenant's default is such that it is curable but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion. If the Leased Premises are located within the State of California, such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161;

4. Tenant makes an assignment for the benefit of creditors;

5. A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all of Tenant's assets and such assets are not released to Tenant within sixty (60) days;

6. An order for relief is entered against Tenant pursuant to a voluntary proceeding commenced under any chapter of the Bankruptcy Code;

7. An involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within sixty (60) days, or;

8. Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within sixty (60) days of the action.

9. Repeated violations by Tenant of the terms and conditions of this Lease with notice from Landlord shall constitute a separate and distinct Default not subject to cure as hereinafter provided. In the event Tenant shall three (3) or more times within any period consisting of twelve (12) consecutive months cause, by failure to pay amounts due hereunder or other willful violation of the provisions of this Lease, a delinquency or event to exist which would constitute an event of Default, if not cured and as to which first two occurrences thereof Landlord gives written notice of demand for cure, then upon the third such occurrence Landlord may by written notice declare such to be an event of Default not subject to cure notwithstanding any cure period before set forth and may elect any remedy permitted in the event of default, including, but not limited to, the termination of this Lease upon thirty (30) days written notice.

B. In the event of any such default, Landlord shall have, in addition to any other remedies available at law, without further notice to Tenant, and without barring later election of any other remedy, any one or more of the following remedies at Landlord's election.

1. Landlord may require strict performance of all the terms, covenants, agreements and obligations hereof as the same shall accrue, and have the right of action therefor; or

2. By written notice to Tenant, Landlord may terminate this Lease, reenter the Leased Premises by process of law, remove all parties in possession thereof therefrom and repossess said Leased Premises, in which event, Landlord shall have the right to recover from Tenant: (a) the worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; (b) the worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (c) the worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have reasonably been avoided; and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The worth at the time of the award", as used in (a) and (b) of this subparagraph B(2), is to be computed by allowing interest at the rate of twelve percent (12%) per annum, or the maximum lawful rate, whichever is the lesser. "The worth, at the time of the award," as referred to in (c) of this subparagraph B(2), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

C. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law, or equity; and likewise, the exercise by Landlord of any remedy provided for herein or allowed by law or equity shall not be to the exclusion of any other remedy.

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D. Landlord and Tenant further agree that in the event Tenant breaches this Lease, or any covenant, term or condition hereunder, and abandons the Leased Premises, or any portion thereof, this Lease shall continue in force and effect for so long as Landlord does not terminate Tenant's right to possession, as set forth in this Lease, and Landlord may enforce all rights and remedies of Landlord including, without limitation, the right to recover rental as it becomes due hereunder. Acts of maintenance or preservation, or efforts to relet the Leased Premises, or the appointment of a receiver upon the initiation of the Landlord to protect the Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

E. Any reentry shall be allowed by Tenant without let or hindrance, and Landlord shall not be liable in damages for any such reentry, or be guilty of trespass or forcible entry. No act by Landlord hereunder shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

F. It is further agreed that Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost and otherwise take such action with respect thereto as Landlord shall deem reasonably necessary and Landlord shall have no liability therefor. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, or if Landlord incurs any expense, including attorneys' fees, in instituting proceedings, or defending any action or proceeding instituted by reasons of any default of Tenant hereunder, the sum or expense paid by Landlord, with all interest, costs and damages shall be due immediately from Tenant to Landlord at the time the same is paid, and if not so immediately paid by Tenant, shall bear interest as hereinafter provided.

G. Any sums to be paid to Landlord under this Lease not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid; provided, however, in no event shall any amount in excess of the maximum lawful rate of interest ever be charged or payable hereunder.

H. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord;

(1) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance;

(2) A prompt cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease;

(3) A cash deposit in an amount at least equal to the Security Deposit originally required at time of execution of this Lease;

(4) The credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit-worthiness requirements and desirability standards in effect at the time of the assumption or assignment, and;

(5) The assumption or assignment of all of Tenant's interest and obligations under this Lease;

(6) The use to be made of the Leased Premises is in compliance with the provisions of this Lease; and with particularity the business within the Leased Premises will be conducted so as to not cause Landlord to be in violation of use restrictions and grants of exclusives contained in any other lease of space or building within the Shopping Center;

(7) Should Landlord consent to a change in use or be required by court order to permit a use other than as provided herein, the Percentage Rent shall be a percentage amount consistent with Percentage Rent customarily paid by tenants of space utilized for such business use, but in no event less than the Percentage Rent originally provided in this Lease.

I. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance; then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

J. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to all mortgagees and/or trust deed holders of which Tenant, prior to such notice, has been notified in writing. Tenant agrees that any such mortgagees or trust deed holder shall have the right to cure such default on behalf of Landlord within thirty (30) calendar days after receipt of such notice, plus such additional time as is reasonably necessary. Tenant further agrees not to invoke any of its remedies under this Lease until said thirty (30) days have elapsed, or during any period that such mortgagee or trust deed holder is proceeding to cure such default with due diligence or is taking steps with due diligence to obtain the legal right to enter the Leased Premises or adjoining property to cure the default.

Section 24. Surrender of Premises

A. Upon any termination of this Lease, whether by lapse of time, cancellation pursuant to an election provided for herein, forfeiture or otherwise, Tenant shall surrender immediately possession of the Leased Premises and all buildings and improvements within which the same are located to Landlord in good and tenantable repair, reasonable wear and tear and damage from fire or other casualty or peril excepted.

B. At any time during the term of this Lease, and upon the termination of this Lease, if Tenant is at such time not delinquent in the payment of any monetary amount due pursuant to the provisions of this Lease or otherwise in default hereunder, Tenant shall have the right to remove from the Leased Premises all furniture, furnishings, signs and equipment belonging to Tenant then installed or in place in, on or about the Leased

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Premises, provided, however, Tenant shall, and it covenants and agrees to, make all repairs to the Leased Premises required because of such removal. If any of such property shall remain on the Leased Premises after the end of the term hereof, such property shall be and become, at the option of Landlord, the property of Landlord without any claim therein of Tenant; provided that Landlord may direct tenant to remove such property, in which case Tenant agrees to do so, and to reimburse Landlord for any expense of removal in the event Tenant shall fail to remove such property if and when directed.

C. Upon termination of this Lease, Tenant shall surrender the Leased Premises in a neat and clean condition, and Tenant shall repair any holes or openings made by Tenant in the walls, roof or floor of the building, remove any protuberance and perform any maintenance or repairs required of Tenant by this Lease. If directed so to do by Landlord, Tenant shall also remove any improvements, additions or alterations made to the Leased Premises by Tenant even though such improvements by the terms of this Lease become a part of the Leased Premises.

D. Upon termination of this Lease, Tenant shall within ten (10) days of request from Landlord execute a quitclaim deed quitclaiming all of its right, title and interest in and to the Leased Premises to the Landlord.

E. This Lease shall terminate and shall become null and void without further notice upon the expiration of the term herein specified, and any holding over by Tenant after such expiration shall not constitute a renewal hereof or give Tenant any rights under this Lease. If Tenant shall hold over for any period after the expiration of said term, Landlord may, at its option, exercise by written notice to Tenant, treat Tenant as a Tenant from month to month commencing on the first day following the expiration of this Lease, subject to the terms and conditions herein contained except that the Minimum Rent, which shall be payable in advance monthly, shall be one hundred fifty percent (150%) of said Minimum Rent applicable at the date of expiration. If tenant fails to surrender the Leased Premises upon the expiration of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation any claims made by any succeeding tenant founded on or resulting from such failure to surrender.

F. No surrender of possession of any part of the Leased Premises prior to expiration of the term of the Lease shall release Tenant from any of its obligations hereunder unless agreed by Landlord in writing.

G. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents in writing and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

H. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed by Landlord affecting the building containing the Leased Premises or the Shopping Center, or a mutual cancellation thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in said building or Shopping Center, operate as an assignment of this Lease.

Section 25. Force Majeure

Prosecution of any construction, repairs or rebuilding any building, improvement or other structure herein shall be excused to the extent that the delay is occasioned by the other party, strikes, threats of strikes, blackouts, war, threats of war, bombing, insurrection, invasion, acts of God, calamities, civil commotion's, violent action of the elements, fire, action or regulations of any governmental authority, state, law or ordinances, impossibility of obtaining materials, or other matters or things, whether similar or dissimilar to the foregoing, beyond the reasonable control of the obligated party, provided in no event shall the commencement date of the term of this Lease be extended beyond three (3) years from the date of this Lease.

Section 26. Certificates and Statements by Tenant

A. Tenant agrees at any time upon not less than ten (10) days' prior written request of Landlord to execute, acknowledge and deliver to Landlord a Certificate of Tenant in writing in the form attached as Exhibit "E" hereto (or in such other form as may reasonably be requested by a prospective purchaser of the Shopping Center or prospective Lender as to which the Shopping Center and its Leases may be assigned as security), certifying that this Lease is unmodified and in full force and effect and Landlord is not in default (or if modified, in full force and effect as modified and stating modifications, or if there is any default stating such default), the dates to which rental or other sums have been paid in advance, and setting forth such further information with respect to this Lease or the Leased Premises as may be requested thereon, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser, mortgagee, assignee or beneficiary. Tenant shall also deliver to any prospective institutional lender of Landlord within fifteen (15) days of Landlord's request therefor, from time to time, Tenant's latest financial statements if such have not previously been furnished Landlord under the provisions of Section 16 of this Lease, together with a written confirmation of financial status as provided in Section 16, and such specific subordination agreement on Lender's form as may be required by such lender.

B. Tenant's failure to deliver such Certificate of Tenant within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance of Landlord's obligations hereunder, (iii) that not more than one month's rent has been paid in advance, and (iv) that any other information with respect to this Lease or the Leased Premises requested to be confirmed therein is true and correct, and any such failure may be considered by Landlord as a default of Tenant under this Lease. It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, of any failure of Tenant to deliver to Landlord any Certificate of Tenant, financial statements or other documents required under this section in the time and manner required pursuant to this section.

C. Tenant specifically acknowledges notice that a material consideration for this Lease is the agreement of Tenant to furnish documentation required of Tenant pursuant to the terms of this Lease in a timely manner so as to facilitate the availability to Landlord of current records suitable for property management of the Shopping Center and the provision of information as may be desired by a Lender or proposed Lender to Landlord with loan to be secured in part by an assignment of this Lease or by a prospective purchaser of the Shopping Center. Late charges relating to rents and reports as to gross sales shall be due as set forth in Section 4.E. Tenant further agrees to pay a separate late charge of Fifty and 00/00 Dollars ($50.00) for each occurrence when Tenant, notwithstanding written notice and request from Landlord, shall become more than five (5) days

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delinquent in the furnishing of any document required of Tenant pursuant to the following provisions of this Lease; (i) Section 3.B (Exhibit "E" certificate upon commencement of term); (ii) Section 10.C ("as built" drawings as to alterations, additions and improvements by Tenant); (iii) Section 16 (financial statements and documents required to facilitate loan); (iv) Section 17.A (subordination documents required by lender); (v) Section 18 (release of liens, performance bonds and/or documentation re liens upon personal property of Tenant); (vi) Section 20 (certificates of insurance carried by Tenant); (vii) Section 24.D (quitclaim deed upon termination of Lease); (viii) certificates and documents referenced in this Section 26.A and B; and (ix) Section 27.A(2) (documents to assist Landlord re rights reserved). Each such late charge is to compensate for additional processing requirements of Landlord and shall not be in lieu of or limit other rights of Landlord to recover damages which may result to Landlord from any breach of the terms of this Lease by Tenant.

Section 27. Rights Reserved by Landlord

A. Easements and Access

(1) Landlord expressly reserves all rights in and with respect to the Leased Premises not inconsistent with Tenant's use thereof as in this Lease provided including right of entry on notice reasonable under the circumstances as necessary or appropriate to cause inspection and repair to structural elements and utilities serving the building and/or Shopping Center containing the Leased Premises. This reservation includes but is not limited to right of Landlord at no cost to Tenant to subdivide the Shopping Center, the right to grant easements and licenses to others, including the establishment or amendment of declarations of covenants, conditions, restrictions and easements, and the right to maintain or establish ownership's of the Shopping Center or building containing the Leased Premises separate from fee title to Land.

(2) Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement such action, provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if, by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Leased Premises as granted by this Lease.

B. Inspection

(1) Tenant agrees to permit Landlord or the authorized representatives of Landlord to enter the Leased Premises at all reasonable times during usual business hours for the purposes of (a) inspecting same, and (b) making such repairs or reconstruction required or permitted by Landlord, and (c) performing any work therein that may be necessary by reason of Tenant's default under the terms of this Lease. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under the provisions of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. In the event Landlord makes any repairs or maintenance which tenant has failed to do, the cost thereof shall be paid to Landlord with the next installment of rental hereunder.

(2) Landlord is hereby given the right during usual business hours to enter the Leased Premises and to exhibit the same for purposes of sale, lease or mortgage, and during the last six (6) months of the term of this Lease, to exhibit the same to any prospective tenant, and to post any signs on or about the Leased Premises regarding such sale, lease or mortgage.

C. Remodeling and Other Modifications to Shopping Center

Landlord reserves the right to change from time to time the dimensions and location of the Common Facilities, as well as the dimensions, identify and type of buildings in the Shopping Center, and to from time to time remodel or refurbish portions of the Shopping center. Tenant agrees to cooperate in a reasonable manner as to any such remodeling or refurbishing as may reasonably be undertaken by Landlord.

Section 28. Quiet Enjoyment

So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Leased Premises.

Section 29. Utility Rationing

Tenant acknowledges that the Leased Premises may become subject to the rationing of utility services, or restrictions on utility use. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Leased Premises or the Shopping Center, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to pay and discharge, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Leased Premises, or Tenant's use and occupancy thereof, or the utility services therein, or the delivery or use thereof, or as a result, whether directly or indirectly, of any such rationing or restrictions.

~~**Section 30. Merchants' Association**~~

At any time during the term of this Lease, Landlord shall have the right, but not the obligation, to form a Merchants Association for the Shopping Center. The objectives and purposes of any such Merchants' Association shall be strictly limited to encouraging the members thereof to deal fairly and courteously with their respective customers, encouraging the members thereof to adhere to ethical business practices, and to assist the general business of the members thereof through sales promotion activities and advertising programs. In the event Landlord shall elect to form any such Merchants' Association, Tenant hereby agrees to promptly become a member thereof, and at times during the term of this Lease to participate fully, and to remain in good standing therein, and to abide by any and all bylaws, rules and regulations thereof. Nothing in said by bylaws, rules or regulations of the said Merchants' Association shall be in conflict with the provisions of this Lease or in any way shall affect the rights of Landlord. Tenant hereby agrees to pay annual dues to any such Merchants' Association, based upon the gross Leased area of the Leased Premises, calculated in accordance with the following ~~schedule:~~

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Gross Leased Area of Leased Premises	Annual Dues
For the first 500 square feet	$200.00
For the next 2,000 square feet	.25 per sq. ft.
For the next 7,500 square feet	.20 per sq. ft.
For the next 10,000 square feet	.15 per sq. ft.
For any remaining square feet	$0.00 per sq. ft.

Said annual dues shall be paid each year in twelve (12) equal monthly installments, in advance, on the first day of each month of the term of this Lease, commencing on the first day of the month which follows the formation of any such Merchants' Association by Landlord. The amount of said annual dues shall be increased, at Landlord's option, upon the expiration of twenty-four (24) calendar months after the commencement of the term hereof and upon the expiration of each twenty-four (24) month period thereafter, in proportion to the increase in the Consumer Price Index, All Urban Consumers, U.S. City Average (1982 - 84 Base), from said Consumer Price Index, in effect as of January 1, 1986.

Section 31. Condition of the Leased Premises and Shopping Center.

A. As of the Date of Possession of the Leased Premises, the building within which the Leased Premises are located and the Leased Premises shall be in a condition such that the Leased Premises may be utilized for the use in the Fundamental Lease provisions subject to Tenant installing improvements which are the responsibility of Tenant and Tenant obtaining all required licenses. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Leased Premises or the building or Shopping Center except as set forth herein, or with respect to the suitability for the conduct of Tenant's business. The taking of possession of the Leased Premises by Tenant shall conclusively establish that the Leased Premises and the building containing the Leased Premises were at such time in good, sanitary and satisfactory condition and repair, except to the extent that Tenant advises Landlord in writing to the contrary within ten (10) days from the date Tenant first takes possession after substantial completion of work required of Landlord.

B. Landlord makes no representation as to the date of opening for business, if at all, of any past, present or future tenant of the Shopping Center or with respect to the number, size, nature of business, identity or hours of operation of any other tenant or occupant of the Shopping Center whatsoever.

Section 32. Joint and Several Obligations

If more than one person executes this Lease as Tenant:

A. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and

B. The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of notice from, notice to, refund to or the signature of any one or more of them, with respect to the tenancy of this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease or any certificate or subordination agreement, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

Section 33. Miscellaneous

A. Lease Binding on Successors. The terms, covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, and each of their heirs, personal representatives, successor and assigns, subject to the provisions of this Lease. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord as set forth in Section 14 hereof.

B. Attorneys' Fees.

(1) If either party becomes a party to any litigation concerning this Lease, the Leased Premises, or the Shopping Center in which the Leased Premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of his authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

(2) Landlord is entitled to attorneys' fees and costs for defending its interest before the U.S. Bankruptcy Courts in connection with any motion to assume a lease or motion for relief from stay.

(3) If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

C. Sale of Leased Premises. The term "Landlord" as used in this Lease shall mean the owner of Landlord's estate in and to the Leased Premises. If the Landlord's interest and estate in and to the Leased Premises is sold or assigned by Landlord, the seller shall be entirely freed, relieved and discharged of all covenants, agreements and obligations under this Lease, except those occurring prior to the date of such sale by Landlord, and attributable to Landlord's period of ownership of such interest and estate.

D. Notices. Any notice or demand required or permitted by law or by any of the provisions of this Lease shall be in writing. All notices or demands by Landlord to Tenant shall be deemed to have been properly given when served personally on an executive officer or partner of Tenant or on the individual comprising Tenant (as the case may be) or when sent by registered or certified mail, postage prepaid, addressed to Tenant at the address of the Leased Premises, or at the address set forth in the Fundamental Lease Provisions. All notices or demands by Tenant to Landlord shall be deemed to have been properly given if served personally on an

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executive officer of Landlord, or when sent by registered or certified mail, postage prepaid, addressed to Landlord at the address set forth in the Fundamental Lease Provisions. Either party hereto may change the place to which notices are to be given by advising the other party in writing. If any notice or other document is sent by mail, as aforesaid, the same shall be deemed served or delivered forty-eight (48) hours after the mailing thereof, provided there is regular service by mail, at the time of such mailing, between the place of mailing and the place to which such notice or other document is mailed.

In lieu of personal service or certified or registered mail, a notice or demand may be delivered by courier service which obtains receipt for delivery and the notice or demand shall be deemed delivered upon the date shown upon such receipt. If more than one individual or entity is collectively the Tenant under this Lease, service of any notice upon any of said individuals or entities shall be deemed as service upon all of said individuals and entities which collectively are the Tenant under this Lease.

E. Section Headings. The headings or captions of sections in this Lease are for convenience and reference only, and they in no way define, limit or describe the scope or intent of this Lease or the provisions of such sections.

F. Gender and Interpretation of Terms and Provisions. As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers, and each gender shall include all genders "Landlord" and "Tenant" as used in this Lease or in any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

G. Time of Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every covenant, term, condition and provision hereof.

H. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for, nor against, either Landlord or Tenant.

I. Waiver. No waivers of any breach of the terms, covenants, agreements, restrictions or conditions of this Lease shall be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Lease, nor shall consent to any assignment or sublease be deemed to waive any requirements of consent of Landlord to any other assignment or sublease. The consent or approval of either party to or of any act or matter requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent or similar act or matter.

J. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

K. Remainder of Shopping Center. Tenant acknowledges and agrees that it shall have no right of control, regulation, approval or disapproval with respect to the use or development of that portion of the Shopping Center which is not included within the Leased Premises. It is understood by Tenant that Landlord may not, now or in the future, own all of the Shopping Center in which the Leased Premises are located. Tenant agrees not to cancel its Lease, reduce or abate its rents or pursue any other remedies under this Lease for any violation of this Lease occurring by virtue or any act or omission on or with respect to property not owned or controlled by Landlord.

L. No Option to Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

M. Limitation on Liability. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and buildings comprising the Shopping Center and/or building within which the Leased Premises are located, and subject to prior rights of any mortgagee of the premises, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. If Landlord is at the time a claim arises a partnership, it is agreed that no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership), that no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership), that no partner of Landlord shall be required to answer or otherwise plead to any service of process, that no judgment will be taken against any partner of Landlord, that no writ of execution will ever be levied against the assets of any partner of Landlord or assets of Landlord other than as relate to the Shopping Center, that any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc, and that these covenants and agreements shall be enforceable both by Landlord and also by any partner of Landlord.

N. Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage.

O. Counterclaims. In the event Landlord commences any proceedings for nonpayment of rent, or any other sums or amounts due hereunder, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings, provided, however, that nothing contained herein shall be deemed or construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by Tenant or the right to offset the amount of any final judgment owed by Landlord to Tenant.

P. Brokers. Except as may be expressly set forth to the contrary in the Fundamental Lease Provisions, each party represents to the other that no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee on account of the execution, delivery and consummation of this Lease. Tenant and Landlord each hereby agree to indemnify the other and to hold the other free and harmless of and from any and

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all claims, losses, damages, costs and expenses of whatsoever nature, including attorneys' fees and costs of litigation arising from or relating to any brokerage commissions or finder's fees incurred by the other in connection with this Lease.

Q. Law Governing. The laws of the state wherein the Leased Premises are located shall govern the validity, performance and enforcement of this Lease.

R. Amendment. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

S. 1. Hazardous Substances. Compliance with Laws and Regulations. Tenant hereby represents, warrants, covenants and agrees to and with Landlord that all operations or activities upon, or any use or occupancy of the Leased Premises, or any portion thereof, by Tenant, and any tenant, subtenant or occupant of the Leased Premises, or any portion thereof, is presently and shall throughout the term of this Lease be in all respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials or wastes otherwise regulated under any applicable local, state or federal law ("Hazardous Substances"); and that neither Tenant nor any other tenant, subtenant or occupant of the Leased Premises, or any portion thereof, at any time engage in or permit any dumping, discharge, disposal, spillage or leaking (whether legal or illegal, accidental or intentional) of such Hazardous Substances at, on, in or about the Premises, or any portion thereof.

2. Insurance. Tenant hereby authorizes Landlord to obtain, and agrees to pay for promptly upon billing, any additional insurance Landlord deems necessary to insure Landlord and the Leased Premises against any liability arising from Tenant's involvement with toxic substances.

3. Hold Harmless and Waiver of Claims.

a. The parties expressly agree and acknowledge that the provisions of paragraph 20(H) of the Lease are applicable to any and all activities set forth in paragraph 1 above. In addition, Tenant agrees that it will be solely responsible for and save and hold Landlord harmless from any expense, cost or other loss in connection with complying with all regulations, laws, or other governmental rules during Tenant's occupancy of the Leased Premises. Further, Tenant agrees, upon Tenant's vacation of the Leased Premises, that Tenant shall be solely responsible for, and shall save and hold Landlord harmless from, any expense, cost or other loss related to or in connection with the restoration of the Leased Premises to its original condition as said Leased Premises existed prior to the use of the premises in connection with the hazardous or toxic substances as defined above in paragraph 1, including but not limited to, the costs of soil rehabilitation, removal of storage tanks, removal of drainage pipes, regarding, reforming the premises to its original shape, loss of use of the Leased Premises during any rehabilitation and attorney's fees.

b. In the event Landlord determines, or is notified by any governmental agency, that any work is necessary to restore the Leased Premises to its original condition as said Premises existed prior to the use of said Leased Premises in connection with hazardous or toxic substances, Landlord shall notify Tenant in writing within ten (10) days of the work deemed necessary. Tenant shall then have ten (10) days to commence the work, and shall complete the work diligently. In the event that Tenant fails to commence the work within ten (10) days after written notice, Landlord may itself commence and complete the work and Tenant shall reimburse Landlord promptly upon written demand for any and all costs of the work, in addition to any and all other expenses, costs or other loss Landlord may have suffered.

4. Breach of Provisions. Any breach of the provisions contained in this Addendum constitutes a material breach and default of this Lease entitling Landlord to resort to the applicable provisions of Paragraph 23 of this Lease as well as any other applicable provisions of this Lease.

T. WARRANTIES OF TENANT. TENANT WARRANTS AND REPRESENTS TO LANDLORD, FOR THE EXPRESS BENEFIT OF LANDLORD, THAT:

(1) TENANT HAS UNDERTAKEN A COMPLETE AND INDEPENDENT EVALUATION OF THE RISKS INHERENT IN THE EXECUTION OF THIS LEASE AND THE OPERATION OF THE LEASED PREMISES FOR THE USE PERMITTED HEREBY AS SET FORTH IN THE FUNDAMENTAL LEASE PROVISIONS, AND THAT, BASED UPON SAID INDEPENDENT EVALUATION, TENANT HAS ELECTED TO ENTER INTO THIS LEASE AND HEREBY ASSUMES ALL RISKS WITH RESPECT THERETO;

(2) IN ENTERING INTO THIS LEASE, TENANT RELIES UPON NO STATEMENT, FACT, PROMISE OR REPRESENTATION (WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH HEREIN IN WRITING AND THAT ANY STATEMENT, FACT, PROMISE OR REPRESENTATION (WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL) MADE AT ANY TIME WHATSOEVER TO TENANT, WHICH IS NOT EXPRESSLY INCORPORATED HEREIN IN WRITING, IS HEREBY WAIVED BY TENANT, AND,

(3) ANY STATEMENT, FACT, PROMISE OR REPRESENTATION NOT EXPRESSLY CONTAINED HEREIN SHALL IN NO WAY BIND LANDLORD, AND TENANT HEREBY WAIVES ANY RIGHT OF RECISION AND ALL CLAIMS FOR DAMAGES BY REASON OF ANY STATEMENT, FACT, PROMISE OR REPRESENTATION, IF ANY, NOT CONTAINED IN THIS LEASE.

THE WARRANTIES AND REPRESENTATIONS OF TENANT HEREIN SHALL BE ENFORCEABLE BY WAY OF SPECIFIC PERFORMANCE OR INJUNCTIVE RELIEF, IN ADDITION TO ANY OTHER REMEDY AT LAW OR EQUITY ON THE BASIS OF THE FOREGOING WARRANTIES AND REPRESENTATION OF TENANT, LANDLORD IS WILLING TO ENTER INTO THIS LEASE. IN THE EVENT ANY OF SUCH WARRANTIES OR REPRESENTATIONS OF TENANT HEREIN CONTAINED SHALL BE INACCURATE OR UNTRUE, LANDLORD MAY, IN ADDITION TO ALL OTHER RIGHTS OF LANDLORD AT LAW OR EQUITY, TERMINATE THIS LEASE AT ANY TIME THEREAFTER UPON WRITTEN NOTICE TO TENANT.

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U. EFFECTIVENESS OF LEASE. NEITHER THE PREPARATION NOR DELIVERY OF THIS LEASE TO TENANT SHALL BE DEEMED TO BE AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT BUT SHALL MERELY BE A PART OF THE NEGOTIATIONS BETWEEN LANDLORD AND TENANT. LANDLORD SHALL HAVE NO OBLIGATION OR LIABILITY TO TENANT WHATSOEVER UNTIL SUCH TIME AS LANDLORD AND TENANT SHALL HAVE EXECUTED THIS LEASE AND LANDLORD SHALL HAVE DELIVERED A COPY OF SUCH EXECUTED LEASE TO TENANT.

V. ENTIRE AGREEMENT. THE TERMS OF THIS LEASE ARE INTENDED BY THE PARTIES AS A FINAL EXPRESSION OF THEIR AGREEMENT. IT IS UNDERSTOOD THAT THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO AFFECTING THIS LEASE AND THIS LEASE SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, BROCHURES, AGREEMENTS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

"Landlord"

Stevens Creek Plaza, LLC

Christine Moitozo Tower

Christine Moitozo Tower

Date: 7-10-19

____

Date: ____________________

"Tenant"

KZS Kitchen Cabinet and Stone, Inc.

____

Hongle Liang, CEO

Date: 07-02-19

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Date : ____________________

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Date: ____________________

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Date: ____________________

____

Date: ____________________

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SITE PLAN OF REAL PROPERTY
STEVENS CREEK PLAZA



T Trash Enclosure
U Utility Closet
U
U
6
5
4
3
1
2
Drive through lane
Saratoga Avenue
NORTH
Stevens Creek Blvd.
Monument Sign

Site plan not to scale and subject to change without notice

EXHIBIT "A"

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PLOT PLAN OF LEASE PREMISES



T Trash Enclosure
U Utility Closet
Saratoga Avenue
NORTH
Drive through lane
1
2
3
4
5
6
U
U
T
Stevens Creek Blvd.
Monument Sign

Site plan not to scale and subject to change without notice

EXHIBIT "B"

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Stevens Creek Plaza
SHOPPING CENTER
3785 Stevens Creek Blvd.
Shop Buildings

LANDLORD'S OBLIGATIONS:

1. Landlord shall provide Tenant with an approximate 7,056 square foot store space located as shown on Exhibit "B". The store shall constitute the leased premises as defined in Paragraph 1 of the Lease. Landlord's improvements consist of the following:

A. Tenant accepts possession of premises in its "AS IS" condition as viewed prior to the Lease Commencement Date as specified in the Fundamental Lease Provisions, without change or modification by Landlord, in broom clean condition with building systems serving the premises in good working condition, with the electrical panal to be serviced, any roof leaks repaired , and a One year Warranty for HVAC.

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TENANT'S OBLIGATIONS

A. All other improvements which are to be constructed within the Leased Premises will be provided by Tenant at Tenant's sole cost and expense. Tenant is required to submit plans for all of Tenant's improvements within 14 days of the execution of this Lease and receive approval from Landlord prior to the installation of said improvements.

B. Tenant shall reimburse Landlord for all fees levied by appropriate governmental Jurisdiction which are directly related to Tenant's extra improvements and/or use of the Leased Premises. Tenant agrees to reimburse Landlord for all architectural/engineering fees in connection with the preparation and/or review of working drawings for Tenant's extra improvements.

C. Tenant agrees that all work performed by it or its contractor or agent shall be of a good and workmanlike quality, and performed in a diligent manner so as not to create a nuisance to the other tenants of the Shopping Center in which the premises are located.

D. Tenant warrants that all contractors shall be licensed contractors. Tenant further warrents that its contractors shall in no way delay or cause delay or nuisance to any other contractor any time lost by Tenant's contractor due to the actions or failure to act of Tenant's contractors.

E. In the event Tenant elects to use a contractor other than Landlord's contractor, prior to construction, Tenant is to provide Landlord with a copy of an agreement between Tenant and a bonded disbursement company, a performance bond or other method which will guarantee the payment of construction of funds and final lien-free completion of any and all work performed by the Tenant within the leased premises. Method of guarantee shall be approved by Landlord. All fees for this service to be paid by Tenant.

F. Tenant is not to install any equipment on the roof unless written permission is received from Landlord prior to installation. Roof mounted equipment shall be behind equipment screens (where applicable). Roof equipment location and weight shall be given to Landlord to assure adequacy of roof design prior to installation.

G. Tenant shall install a governmental approved grease inceptor on the sanitary sewer line if Tenant's use requires same.

H. Tenant shall not cause any roof penetration to occur, either in connection with the installation of equipment as referenced in Paragraph F of this Exhibit "C", or otherwise, without written consent first obtained from Landlord. Landlord shall not unreasonably withhold approval of a roof penetration reasonably required provided such consent may be given without loss of any warranty protection available to Landlord under initial construction contract for the installation of such roof. It is required that Tenant, in the event any such roof penetration is contemplated, consult with and retain as contractor for the performance of such work, subject to final approval by Landlord, that roofing contractor retained by Tenant's general contractor for the installation of such initial roof and obtain in writing from such roofing contractor and Tenant's general contractor a statement that such roof penetration shall not constitute a limitation upon the warranty furnished with respect to the initial installation of said roof. Contact for such review may be made by contacting Tenant's general contractor.

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I. Tenant acknowledges that the drywall demising walls of the Leased Premises do not extend to the roof of the building in which the Leased Premises are located. If required for security, odor suppression or sound suppression, Tenant shall, at Tenants sole cost and expense, extend the demising walls to the roof of the building in which the Leased Premises are located and take such other measures as may be reasonably required by Landlord.

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Tenant's Initial HM

SIGN CRITERIA
FOR
KZS KITCHEN CABINET AND STONE, INC.

THE CRITERIA SET FORTH IN THIS EXHIBIT D (SIGN CRITERIA) HAS BEEN ESTABLISHED SOLELY TO FACILITATE THE SUBMISSION OF SIGNS FOR LANDLORD'S WRITTEN APPROVAL AS SET FORTH IN SECTION 11 OF THE SHOPPING CENTER LEASE AGREEMENT TO WHICH THIS EXHIBIT D (SIGN CRITERIA) IS ATTACHED. NOTHING IN THIS EXHIBIT D (SIGN CRITERIA) SHALL LIMIT OR RESTRICT IN ANY MANNER WHATSOEVER EITHER THE OBLIGATIONS OF TENANT, OR THE RIGHTS OF LANDLORD, AS SET FORTH IN SECTION 11, THE TERMS OF SAID SECTION 11 SHALL PREVAIL. LANDLORD MAY, IN THE SOLE DISCRETION OF LANDLORD, ADD, DELETE, OR CHANGE THIS EXHIBIT D (SIGN CRITERIA) PROVIDED, HOWEVER, THAT NO SUCH ADDITION, DELETION OR CHANGE SHALL AFFECT ANY WRITTEN APPROVAL OF LANDLORD DELIVERED TO TENANT PRIOR TO THE EFFECTIVE DATE OF THE REVISION.

A. GENERAL REQUIREMENTS FOR EXTERIOR SIGNS:

1. Tenant shall submit for Landlord's approval four (4) copies of detailed drawings of the design, installation, and size of all proposed signs, including, without limitation, the style, size, color, materials, illumination and method of attachment, including actual color chips of the plexiglass colors proposed. Sign drawings cannot be reviewed without this pertinent information being included. Incomplete submittals will be returned without comment. The written approval does not in any way waive the minimum requirements set forth in this sign criteria.

2. Tenant shall submit for Landlord's approval the contractor for the construction and installation of all proposed exterior signs including, without limitation, evidence that the contractor has all required licenses, business permits and workman's compensation insurance as additional information concurrently with the shop drawings for approval.

3. All signs shall conform to applicable **CITY OF SANTA CLARA** Sign Code and all other applicable laws. All permits and other governmental approvals for signs and sign installation shall be obtained and paid for by Tenant, except as may be otherwise provided in Exhibit C to the Lease (Construction Exhibit C).

4. All signs shall be Constructed and installed at Tenant's expense, except as may be otherwise provided in Exhibit C to the Lease (Construction Exhibit C).

5. Landlord's approval of a sign contractor shall constitute approval for purposes of this Exhibit D (Sign Criteria) only, and shall not be deemed approval for compliance with applicable laws, or for any other purpose whatsoever. Tenant shall be responsible to contact the **CITY OF SANTA CLARA** to verify that the approved sign is permitted by code and must also obtain any and all governmental permits required.

6. Tenant will comply with the above sign criteria on or before 30 days from date of possession.

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Tenant's Initials HL

7. All signs shall be channel classic type individual internally illuminated letters with dark bronze aluminum returns and ¾" gold trim cal.

8. Sign faces are of 3/16" plastic with tenant choice of color as approved by Landlord.

9. Letters are illuminated by 13mm-15mm 30 M.A. single or double tube neon.

10. Letters are to meet U.L. standards.

11. Maximum letter height is 18" and two (2) rows of copy must used, not to exceed 18" in height.

12. Tenants will be allowed one (1) sign for each leased frontage.

13. Tenants will be allowed one (1) square foot of sign area for each foot of leased frontage, sign length not to exceed 50% of Tenant frontage.

14. Logo modules may be permitted on Landlord approval; modules not to exceed 24" x 30". (See note below.)

15. All signs to be approved by Landlord prior to manufacture and installation.

16. Tenants sign company to be responsible for obtaining the necessary approvals and permits.

*Note: Logo modules to be approved on individual basis by City Planning Department.

Landlord's Initials ______

Tenant's Initials ______



TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
TENANT SIGN
CAL NEON

EXHIBIT D
to
SHOPPING CENTER LEASE AGREEMENT
PAGE 3 OF 4

Landlord's Initials ________

Tenant's Initials ________


CAL-NEON
BUILDING ONE - WEST
BUILDING TWO - SOUTH
TENANT SIGN
TENANT SIGN
EXISTING BUILDING
SITE PLAN
SARATOGA AVE
STEVENS CREEK BLVD
BLDG. 1
BLDG. 2
CUSTOMER'S APPROVAL
DATE
JOB NAME
JOB LOCATION
JOB ADDRESS
CUSTOMER'S NAME
CUSTOMER ADDRESS
PHONE
SCALE
DESIGNER
DRAWN BY
SALES REP
JOB NO
DESIGN NO
DATE
REVISION
SHEET

EXHIBIT D
to
SHOPPING CENTER LEASE AGREEMENT
PAGE 4 OF 4

Landlord's Initials________

Tenant's Initials________

KZS Kitchen Cabinet&Stone
TENANT
Stevens Creek Plaza
SHOPPING CENTER

The undersigned hereby certifies to ______________________________

______________________________ as follows:

1. The undersigned is the Tenant of the premises commonly known as ____________

______________________ ("Premises"), located in the above captioned shopping center ("Shopping Center"), pursuant to that certain lease dated ____________ 20_____, ("Lease"),

between the undersigned as Tenant and ______________________________
as Landlord ("Landlord").

2. The Lease is presently in full force and effect.

3. The Lease constitutes the entire agreement between the undersigned and Landlord with respect to the Premises, and there are no amendments, written or oral, to such agreement;

except as follows: ______________________________

____

4. The undersigned has accepted possession of the Premises.

5. All improvements required under the terms of the Lease to be made by Landlord have been substantially completed.

6. The term of the Lease commenced on ______________, 20_________, and

ends on ________________, 20_________, at a minimum current rent of ____________

________________ dollars, ($__________) per month, with a rental commencement date

of ______________, 20_________.

7. The amount paid to Landlord by the undersigned as a security deposit under the

terms of the Lease is ______________________________ dollars ($__________), and the undersigned has prepaid no other rent or sum whatsoever to Landlord.

8. To the best knowledge of the undersigned, on the date of this Certificate, there exist no offsets, counter claims or defenses of the undersigned under the Lease against Landlord and there exists no events that would constitute a basis of any such offset, counterclaim, or defense upon the lapse of time or the giving of notice, or both.

9. The undersign acknowledges that you are the beneficiary under a deed of trust encumbering the Shopping Center, that said deed of trust contains an assignment of rents due under the Lease. (OR) The undersigned acknowledges that you are the purchaser of the Shopping Center under an agreement of purchase and sale with Landlord, and that said agreement contains an assignment of the Lease.

10. THE UNDERSIGNED AGREES TO ADVISE YOU BY COLLECT TELEGRAM OF ANY CHANGES IN THE ABOVE MATTERS WHICH MAY ARISE WITHIN 45 DAYS IMMEDIATELY FOLLOWING THE DATE OF THIS CERTIFICATE, AND ACKNOWLEDGES THAT YOU MAY, FOR SAID 45 DAY PERIOD, RELY UPON THIS CERTIFICATE IN THE ABSENCE OF ANY SUCH NOTIFICATION.

DATED: 07-02, 2019.

[signature]
"TENANT"

EXHIBIT "E"

RULES AND REGULATIONS

Tenant agrees to the establishment of, and shall abide by, the following Rules and Regulations established for the use of the Shopping Center:

1. All deliveries and trash pick-up shall be made at the hours not in violation of municipal ordinances. Deliveries shall be made from loading and unloading areas designated by the Landlord; such areas may be changed from time to time by the Landlord at Landlord's discretion without notice to Tenant.

2. Subject to the provisions of the Lease, the parking of vehicles used by Tenant and Tenant's employees shall be restricted to designated areas, to the rear parking area and along the outer perimeter of the Shopping Center and not within 150 feet of the Building storefronts.

3. No person shall use any roadway, sidewalk or walkway, except as a means of egress from or ingress to any floor area and automobile parking areas within the Shopping Center, or adjacent public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at an unsafe speed and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No sidewalk or walkway shall be used for other than pedestrian travel.

4. No person shall use any automobile parking areas except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are employees, customers or business invitees of the retail establishments within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces. The parking of motor vehicles overnight, the repair of motor vehicles, the storage of motor vehicles and the abandonment of motor vehicles within the Common Area or Shopping Center is expressly prohibited.

5. No person, without the prior written consent of Landlord, shall in or on any part of the Common Area:

(a) Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

(b) Exhibit any sign, placard, banner, pennant, notice or other written material.

(c) Solicit signatures on any petition or for any other purpose, disseminate any information in connection therewith, or distribute any circular, booklet, handbill, placard, or other material which has no relationship to any purpose for which the Shopping Center was built or is being used.

(d) Solicit membership in any organization, group, or association, or contribution for any purpose, which has no relationship to the Shopping Center.

(e) Parade, rally, patrol, picket, demonstrate, or engage in any conduct that might tend to interfere with or impede the use of any of the Common Area by any customer, business invitee, employee, or tenant of the Shopping Center, create a disturbance, attract attention, or harass, annoy, disparage, or be detrimental to the interest of any of the retail establishments within the Shopping Center.

(f) Use any portion of the Common Area for any purpose when none of the retail establishments within the Shopping Center is open for business, or employment.

(g) Throw, discard, or deposit any paper, glass, trash, debris or extraneous matter of any kind, except in designated trash receptacles and dumpsters, or create litter or hazards of any kind anywhere within the Shopping Center.

(h) Use any sound making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful to any other tenant, occupant, or adjacent resident.

(i) Deface, damage, or demolish any sign, light standard, or fixture, landscaping material, or other improvement within the Shopping Center, or the property of

customers, business invitees, or employees situated within the Shopping Center.

(j) Park, store, repair or abandon motor homes, mobile homes, trailers, trucks or motorcycles anywhere within the Common Area or Shopping Center.

(k) Install a coin phone or other device anywhere within the Common Area or Shopping Center for the sale, promotion or display of merchandise or services.

The listing of specific items as being prohibited is not intended to be exclusive, but to indicate in a general manner the right in which to use the Common Area, solely as a means of access and convenience in doing business at and in the Shopping Center, is limited and controlled by Landlord.

6. Landlord shall have the right to remove or exclude from or to restrain (or take legal action to do so), any unauthorized person from, or from coming upon, the Shopping Center or any portion thereof, and to prohibit, abate, and recover damages arising from an unauthorized act, whether or not such act is in express violation of the Rules and Regulations set forth above.

7. No person shall give directives to, reprimand, or otherwise speak negatively to any of Landlord's employees, vendors or agents. All complaints which Tenant may have shall be communicated to the Landlord's designated property manager, or if none, then to Landlord directly. All complaints communicated by telephone to Landlord's designated property manager shall be followed up by written complaint from Tenant to Landlord.

8. No person shall use any part of the Shopping Center for living quarters or lodging purposes or the storage of items or materials not directly related to Tenant's permitted use or for manufacturing of any kind unless expressly permitted by the use provision of the Lease.

9. No person shall harbor, feed or care for live animals, including without limitation, cats, dogs, birds and reptiles anywhere within the Shopping Center.

10. The toilet rooms, toilets, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises unless expressly permitted by Section 1.15 of the Lease. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building, Shopping Center and/or Real Property. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Section 1.15 of the Lease.

11. Tenant shall not install any radio or television antenna, mini satellite dish loudspeaker, satellite dish, communications appliance or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Shopping Center or elsewhere.

12. Tenant shall not mark, drive nails, screw or drill into the partitions, walls, ceilings, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor or the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from non-compliance with this rule. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

13. Landlord reserves the right to exclude or expel from the Building, Shopping Center and/or Real Property any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Shopping Center. Tenant shall store all its trash and garbage within its Premises or property dispose of same in facilities, if any, provided by Landlord. Tenant shall not place in any trash box, dumpster or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. The Premises shall not be used for lodging or for manufacturing of any kind, nor shall the Premises be used for any

improper, immoral or objectional purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant or Underwriter's Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Tenant shall not use in any space or in the public hall of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building or onto the Shopping Center and/or Real Property. Without the written consent of Landlord, Tenant shall not use the name of the Building, Shopping Center and/or Real Property in connection with or in promoting or advertising the business of Tenant except as Tenant's Address.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord, its insurance carrier or Tenant's insurance carrier or any governmental agency.

15. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees and/or agents of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee and/or agent of Landlord will admit any person (Tenant or otherwise) to any space without specific instructions from Landlord. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building, Shopping Center and/or Real Property. Tenant shall not leave vehicles in the Shopping Center parking areas overnight nor park any vehicles in the Shopping Center parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by landlord shall be construed as a continuous waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building, Shopping Center and/or Real Property.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building, Shopping Center and/or Real Property. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building, Shopping Center and/or Real Property and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations, which are adopted.

17. Landlord reserves the right to change these Rules and Regulations, and to make such other Rules and Regulations as in its judgment may from time to time be necessary for the safety and cleanliness of, and for the preservation of good order in and the efficient operation of the Building, Shopping Center and/or Real Property as the Landlord shall determine.

18. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

ADDENDUM NO. 1
SCHEDULE OF RENTS

During the initial Lease term rent shall be as follows:

Months 01 – 06	$0.00(NNN abated) rent per square foot per month
Months 07 – 18	$21,168.00NNN rent per square foot per month
Months 19 – 30	$21,591.36NNN rent per square foot per month
Months 31 – 42	$22,023.19NNN rent per square foot per month
Months 43 – 54	$22,463.65NNN rent per square foot per month
Months 55 – 66	$22,912.92NNN rent per square foot per month

ADDENDUM NO. 2
OPTION TO EXTEND TERM OF LEASE AND MINIMUM ANNUAL RENT DURING EXTENDED TERM

Tenant is given the option to extend the term on all the provisions contained in this Lease, except for minimum annual rent ("Minimum Annual Rent"), for one (1) Five (5) – year period ("Extended Term") following expiration of the initial term, by giving written notice of exercise of the option ("Option Notice") to Landlord at least six (6) months but not more than one (1) year before the expiration of the term, provided that, if Tenant is fifteen (15) days or more delinquent in payment of rent or other amounts payable by Tenant or is otherwise in default on the date of giving the Option Notice, the Option Notice shall, if so selected by the Landlord, be totally ineffective, or if Tenant is fifteen (15) days or more delinquent in payment of the rent or other amounts payable by Tenant or is otherwise in default on the date the Extended Term is to commence, then, if so elected by Landlord, the Extended Term shall not commence and this Lease shall expire at the end of the initial term.

Minimum Annual Rent for the first year of the Extended Term shall be established at that amount equal to Minimum Annual Rent based upon then prevailing market rates for similar commercial space determined as hereinafter provided.

Minimum Annual Rent shall be adjusted annually as of the commencement of each subsequent Lease Year to an increase of two percent (2%) per annum over that Minimum Annual Rent applicable to the prior year.

If Landlord determines that Minimum Annual Rent if established by use of Consumer Price Index subject to the before set forth minimum and maximum percentage limitations would result in Minimum Annual Rent below the prevailing Market Rate then being charged to new tenants of a commercial shopping center space which is located within the vicinity of the Leased Premises, including consideration of recent rentals of space within the Shopping Center, which space is of similar size, quality, design and age with similar tenant improvements as were furnished by Landlord (the "Market Rate"), Landlord shall not earlier than four (4) months prior to the end of the initial Lease Term, and in any event at least thirty (30) days prior to that date when the Extended Term is scheduled to commence, advise Tenant in writing of Landlord's proposal as to the applicable Market Rate for similar space.

Within ten (10) days of such notice from Landlord, if Tenant should disagree with Landlord's proposal of Market Rate for similar space, Tenant shall so advise Landlord in writing and set forth Tenant's proposal as to the proper rental to cause rental for the Leased Premises to be not less than the Market Rate. Absent such notice, Minimum Annual Rent shall increase at the commencement of the Extended Term as proposed by Landlord.

If Tenant gives notice of a proposed Minimum Annual Rent, Landlord may accept Tenant's proposal by written notice or seek to meet with Tenant in an attempt to arrive at a mutual agreement as to Minimum Annual Rent. If Landlord and Tenant within ten (10) days of date of response by Tenant rejecting Landlord's proposal shall not have agreed as to Minimum Annual Rent for the first year of the Extended Term, then the determination of Minimum Annual Rent shall be submitted for appraisal as provided below:

Landlord's Initial ____

Tenant's Initial ____

A. Either Landlord or Tenant, by giving notice to the other, shall appoint a real estate appraiser with experience in the city or area where the Leased Premises are located. If the party receiving notice does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall determine the Market Rate. If two appraisers are appointed by the parties, they shall meet and attempt to agree as to such increase to the Market Rate. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser within ten (10) days after the expiration of the thirty (30) day period in which they were to seek agreement. If they are unable to agree on a third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other party can apply to the presiding judge of the court of appropriate jurisdiction of that county wherein the Leased Premises are located for the selection of the third appraiser.

B. Within thirty (30) days after appointment of the third appraiser, the appraisers shall by vote of any two determine the amount of the Market Rate, provided if two appraisers are unable to agree, each appraiser shall propose the Market Rate applicable in the opinion of such appraiser and that Market Rate which is the middle appraisal shall be utilized as the Market Rate.

C. The Minimum Annual Rent for the first year of the Extended Term shall upon completion of such appraisal be that amount calculated based upon the Market Rate determined through such appraisal or that amount which would be the Minimum Annual Rent based upon Consumer Price Index adjustment with minimum and maximum percentage limitations as before set forth, whichever amount be higher. The party appointing an appraiser shall pay the fee of such appraiser, and if a third appraiser is required, each party shall pay one-half of the third appraiser's fees; provided, however, if, as a result of the appraisal process, the Minimum Annual Rent equals or exceeds that last proposed by Landlord prior to appraisal, Tenant shall reimburse, to Landlord, Landlord's costs of appraisal, and if such Minimum Annual Rent fixed by appraisal is equal to or less than that last proposed by Tenant prior to appraisal, Landlord shall credit Tenant for Tenant's costs of appraisal. Any such reimbursement or credit shall be due ten (10) days after notice of appraisal results.

Should appraisal not be completed as necessary to determine the adjustment of Minimum Annual Rent prior to commencement of the Extended Term, Minimum Annual Rent shall be paid each month at the same rate as would be the Minimum Annual Rent if Landlord had not elected to fix such Minimum Annual Rent at the Market Rate, and if an increase is found due, the amount of such increase shall be paid within ten (10) days of notice of appraisal result being furnished to Tenant, such payment to be for a period from the commencement of the Extended Term for each monthly rental installment which became due prior to the date the notice of appraisal result was given.

In the event of any conflict between the provisions of Section 4 of this Lease and this addendum, the provisions of this addendum shall control as to Minimum Annual Rent calculations and adjustments applicable to the Extended Term, and Section 4 shall control as to such calculations adjustments applicable to the initial term.

In no event shall the Minimum Annual Rent for any year during the initial term or any Extended Term be less than the Minimum Annual Rent for the previous year.

ADDENDUM NO. 3
LEASE CONTINGENCY

Lease subject to Tenant's business license approval by the City of Santa Clara.

Landlord's Initial ______

Tenant's Initial ______

ADDENDUM NO. 3
LEASE CONTINGENCY

Lease subject to Tenant's business license approval by the City of Santa Clara.

Landlord's Initial ______

Tenant's Initial ______